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                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

                                  by and among


                                  SPIRENT PLC,
                                  SPIRENT B.V.,
                         SPIRENT INTERNATIONAL INC. and
                                  SPIRENT GMBH

                                       and

                            GENERAL ELECTRIC COMPANY


                         Dated as of September 10, 2001


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                                                            Amended and Restated
                                                        Stock Purchase Agreement

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                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
1.   Sale and Purchase...............................................................................1
     1.1      Sale and Purchase of the Shares........................................................1
     1.2      Closing................................................................................1
     1.3      [Reserved.]............................................................................2
     1.4      Consequences of Failure to Obtain Certain Consents.....................................2

2.   Representations and Warranties of the Sellers...................................................3
     2.1      Corporate Status and Authority of the Sellers..........................................3
     2.2      No Conflicts; Consents and Approvals, etc..............................................4
     2.3      Corporate Status of the Companies......................................................4
     2.4      Capitalization.........................................................................5
     2.5      Subsidiaries...........................................................................5
     2.6      Financial Statements...................................................................6
     2.7      Absence of Undisclosed Liabilities.....................................................6
     2.8      Real Property; Assets..................................................................6
     2.9      Contracts..............................................................................8
     2.10     Employment Agreements and Employee Plans etc...........................................9
     2.11     Intellectual Property.................................................................11
     2.12     Governmental Authorizations; Compliance with Law......................................12
     2.13     Litigation............................................................................12
     2.14     Taxes.................................................................................13
     2.15     Absence of Changes....................................................................13
     2.16     Environmental Matters.................................................................15
     2.17     Banking and Agency Arrangements.......................................................16
     2.18     Affiliate Transactions................................................................16
     2.19     Brokers...............................................................................16

3.   Representations and Warranties of the Purchaser................................................16
     3.1      Corporate Status and Authority........................................................16
     3.2      No Conflicts; Consents and Approvals, etc.............................................17
     3.3      Financial Ability to Perform..........................................................17
     3.4      Litigation............................................................................17
     3.5      Purchase for Investment...............................................................18
     3.6      Brokers...............................................................................18

4.   Covenants......................................................................................18
     4.1      Satisfaction of Closing Conditions....................................................18
     4.2      Conduct of Business, etc..............................................................18
     4.3      Access and Information................................................................19
     4.4      Taxes.................................................................................20
     4.5      Notifications; Supplements to Disclosures.............................................25
     4.6      Contact with Customers and Suppliers..................................................26

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                                        i               Stock Purchase Agreement
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
     4.7      Publicity.............................................................................26
     4.8      Intercompany Accounts.................................................................26
     4.9      Indemnification of Directors and Officers.............................................27
     4.10     Non-Competition.......................................................................27
     4.11     Insurance.............................................................................28
     4.12     Korean Joint Ventures.................................................................28
     4.13     German Assets; Taunton Lease..........................................................28
     4.14     Local Purchase Agreements.............................................................28
     4.15     Bank Accounts.........................................................................29
     4.16     Change of Name; Discontinuance of Use of "Spirent"....................................29
     4.17     Transitional Services.................................................................29

5.   Employees and Employee Benefit Plans...........................................................29
     5.1      Continuation of Benefits..............................................................29
     5.2      401(k) Plan...........................................................................30
     5.3      UK Pension Schemes....................................................................31
     5.4      Seller Retained Liabilities...........................................................31

6.   Conditions Precedent...........................................................................31
     6.1      General...............................................................................31
     6.2      Conditions to Obligations of Both Parties.............................................31
     6.3      Conditions to Obligations of the Sellers..............................................32
     6.4      Conditions to Obligations of the Purchaser............................................32

7.   Indemnification................................................................................33
     7.1      Survival of Representations and Warranties............................................33
     7.2      Indemnification.......................................................................33

8.   [Reserved.]....................................................................................38

9.   General Provisions.............................................................................38
     9.1      Modification; Waiver..................................................................38
     9.2      Entire Agreement......................................................................38
     9.3      Certain Limitations...................................................................38
     9.4      Termination...........................................................................39
     9.5      Expenses..............................................................................40
     9.6      Further Actions.......................................................................40
     9.7      Post-Closing Access...................................................................40
     9.8      Notices...............................................................................41
     9.9      Assignment............................................................................42
     9.10     No Third Party Beneficiaries..........................................................42
     9.11     Counterparts..........................................................................42
     9.12     Interpretation; Disclosure Schedules..................................................42

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
     9.13     Governing Law.........................................................................43
     9.14     Consent to Jurisdiction, etc..........................................................43
     9.15     Tax Treatment of Indemnity Payments...................................................44
     9.16     Waiver of Punitive and Other Damages and Jury Trial...................................44
     9.17     Certain Definitions...................................................................45

Exhibit A     Wholly-Owned Companies

Exhibit B-1   Majority-Owned Companies

Exhibit B-2   Designated Receivables Jurisdictions

Exhibit C     Allocation of Purchase Price

Exhibit D     Financial Statements

Exhibit E     U.K. Pension Schemes

Exhibit F     Form of German Asset Purchase Agreement

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                                       iii              Stock Purchase Agreement
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                                  DEFINED TERMS

Term                                                       Section
----                                                       -------
Additional Transfer Agreements                             2.1

Affiliate                                                  9.17

Agreement                                                  Introduction

Ancillary Agreements                                       9.17

Applicable Percentage                                      9.17

Bond                                                       9.17

Business                                                   9.17

business day                                               9.17

Closing                                                    1.2

Closing Date                                               1.2

Code                                                       2.10(d)

Companies                                                  Recitals

Company                                                    Recitals

Company Employees                                          5.1(a)

Company Group                                              9.17

Confidentiality Agreement                                  4.3

control                                                    9.17

Damages                                                    7.2.1

Designated Receivables                                     Recitals

Dutch Asset Purchase Agreement                             9.17

Environmental Law                                          9.17

ERISA                                                      2.10(b)

Final Sale Date                                            1.4

Financial Statements                                       2.6

GAAP                                                       2.6

German Asset Purchase Agreement                            9.17

German Assets                                              2.8(d)

German Branch                                              9.17

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                                       iv               Stock Purchase Agreement
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
German Liabilities                                         9.17

Guaranty                                                   9.17

Guarantor                                                  8.1

Hazardous Substance                                        9.17

HSR Act                                                    2.2(b)

Indemnitee                                                 7.2.3

Indemnitor                                                 7.2.3

Intellectual Property                                      2.11

knowledge                                                  9.17

Leased Real Property                                       2.8(a)

Leases                                                     2.8(b)

Licenses                                                   2.11

Liens                                                      2.2(a)

Local Purchase Agreement                                   4.14

Material Adverse Effect                                    2.2(a)

Non-Company Affiliates                                     2.18

Organizational Documents                                   9.17

Owned Intellectual Property                                2.11

Owned Real Property                                        2.8(a)

Permitted Liens                                            2.8(a)

Person                                                     9.17

Plans                                                      2.10(b)

Purchase Price                                             1.1

Purchaser                                                  Introduction

Purchaser Indemnity                                        7.2.1

Purchaser 401(k) Plan                                      5.2

Recovery                                                   7.2.5

Reduced Taxes                                              4.4(d)

Schedule                                                   2

Schedules                                                  2

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                                        v               Stock Purchase Agreement
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
Seller 401(k) Plan                                         5.2

Sellers                                                    Introduction

Seller Indemnitees                                         7.2.2

Shares                                                     Recitals

Spirent B.V.                                               Introduction

Spirent GmbH                                               Introduction

Spirent International                                      Introduction

Spirent plc                                                Introduction

Straddle Period                                            4.4(b)

Straddle Return                                            4.4(c)

Subsidiary                                                 9.17

Taunton Lease                                              4.13(ii)

Taxes                                                      2.14

Tax Return                                                 2.14

Third Party Accountants                                    9.17

Unsold Company                                             1.4

U.S. Combined Income Taxes                                 9.17

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                                       vi               Stock Purchase Agreement
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                                                                    EXHIBIT 4.11

          AMENDED AND RESTATED STOCK PURCHASE AGREEMENT (this "AGREEMENT"), dated as of September 10, 2001, among SPIRENT plc, a company formed under the laws of England and Wales ("SPIRENT PLC"), Spirent B.V., a Netherlands corporation ("SPIRENT B.V."), Spirent International Inc., a Delaware corporation ("SPIRENT INTERNATIONAL"), and Spirent GmbH ("SPIRENT GmbH"), a German corporation (collectively, the "SELLERS"), and General Electric Company, a New York corporation (the "PURCHASER").

                              W I T N E S S E T H :

     WHEREAS, the parties hereto have entered into an agreement, dated September 7, 2001, and are amending and restating such agreement as set forth herein;

     WHEREAS, the Sellers own all of the outstanding capital stock of each of the companies listed on Exhibit A hereto and a majority of the outstanding capital stock of each of the companies listed on Exhibit B-1 hereto (collectively, the "COMPANIES," and each individually, a "COMPANY");

     WHEREAS, on the Closing Date (as defined in Section 1.2), the Sellers and certain Non-Company Affiliates (as defined in Section 2.18) may, at their discretion, hold certain loans receivable (the "DESIGNATED RECEIVABLES") (i) from certain of the Companies or their Subsidiaries organized in the jurisdictions specified on Exhibit B-2 hereto or (ii) as otherwise identified on Exhibit B-2; and

     WHEREAS, subject to the terms and conditions set forth herein, the Sellers wish to sell, and the Purchaser wishes to purchase, all of the capital stock of the Companies owned by the Sellers (in the aggregate or with respect to an individual Company, the "SHARES"), and the Designated Receivables.

     NOW, THEREFORE, the parties hereto agree as follows:

          1. SALE AND PURCHASE.

          1.1 SALE AND PURCHASE OF THE SHARES. Subject to the terms and conditions of this Agreement, at the Closing, the Sellers shall sell or cause to be sold, and the Purchaser shall purchase, the Shares of each Company, the German Assets and the Designated Receivables for an aggregate amount equal to US$220,000,000 less the amount, if any, of indebtedness of the Companies or any of their Subsidiaries under the facilities specified in items (f) - (j) of
Schedule 4.1 that is not converted to Designated Receivables and that will remain outstanding following the Closing (such net amount, the "PURCHASE PRICE").

          1.2 CLOSING. The closing of the sale and purchase of the Shares and the Designated Receivables (the "CLOSING") will take place at Debevoise & Plimpton, 919

                                                            Amended and Restated
                                                        Stock Purchase Agreement

Third Avenue, New York, New York at 10:00 a.m. New York time, on November 8, 2001 or at such other date and time as the parties shall have agreed to in writing. The date on which the Closing shall occur is hereinafter referred to as the "CLOSING DATE." At the Closing:

          (a) the Sellers shall deliver to the Purchaser stock certificates representing the Shares of all of the Companies, endorsed or accompanied by stock powers in favor of the Purchaser, or other evidence of transfer reasonably satisfactory to the Sellers and the Purchaser;

          (b) the Sellers shall assign or cause to be assigned to the Purchaser the Designated Receivables, such assignments to be in form and substance reasonably satisfactory to the Sellers and the Purchaser; and

          (c) the Purchaser shall deliver, by wire transfer of immediately available funds to a previously designated account of Spirent plc (on behalf of the Sellers), the Purchase Price.

          1.3  [Reserved.]

          1.4  CONSEQUENCES OF FAILURE TO OBTAIN CERTAIN CONSENTS.

          (a) In the event that either of the consents described in items (b) and (c) of Schedule 6.2.2 have not been obtained by the Closing Date, then the receipt of each such consent shall be deemed not to constitute a condition to the Closing of the sale and purchase of the Shares of the Companies other than Thermometrics Technologies Limited and/or Thermometrics Japan Co. Limited (each, if the consent relating thereto has not been obtained by the Closing Date, an "UNSOLD COMPANY") and of the Designated Receivables, if any, associated with such Unsold Company, as the case may be. The parties shall nevertheless on the Closing Date consummate the purchase and sale of the Shares and the Designated Receivables other than the Shares of each Unsold Company and any Designated Receivables associated therewith, PROVIDED that the Purchase Price shall be reduced by the amount allocated to each Unsold Company and any associated Designated Receivables on Exhibit C and the conditions to Closing set forth in Section 6 shall not be required to be fulfilled with respect to any Unsold Company by the Closing Date.

          (b) If an Unsold Company is excluded from the sale and purchase of the Shares of the Companies on the Closing Date, then, from the Closing Date until the last day of the sixth calendar month following the Closing Date (the "FINAL SALE DATE"), the parties shall, in cooperation with each other, use their reasonable best efforts to obtain the consent relating thereto by such Final Sale Date. With

                                                            Amended and Restated
                                        2               Stock Purchase Agreement
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     respect to each consent that is obtained on or prior to the Final Sale
     Date, the parties shall, within ten days after such consent is obtained, consummate the sale and purchase of the Shares of the Unsold Company to which such consent relates and any associated Designated Receivables, at a purchase price equal to the amount allocated to such Unsold Company and any such Designated Receivables on Exhibit C, and otherwise on the terms and conditions contained in this Agreement, subject to appropriate modifications and adjustments as are necessary to reflect that the transactions contemplated by this Agreement will have been consummated at different times with respect to different Companies. References in this Agreement (other than in this Section 1.4 and Section 4.10) to the "Closing Date" and the Closing shall, with respect to the Unsold Company, be deemed to refer to the date or time, as the case may be, on which the sale of such Company is actually consummated.

          (c) If any Unsold Company has not been sold to the Purchaser by the Final Sale Date, this Agreement shall, subject to Section 9.4, terminate with respect to such Unsold Company and any associated Designated Receivables.

          2. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers, jointly and severally, represent and warrant to the Purchaser that, except as set forth in the schedules attached to this Agreement (collectively, the "SCHEDULES," and each individually, a "SCHEDULE"):

          2.1 CORPORATE STATUS AND AUTHORITY OF THE SELLERS. Each Seller is a company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as now being conducted. Each Seller has the requisite corporate power and authority to execute and deliver this Agreement, the Local Purchase Agreements to which it is or will be a party and, in the case of Spirent GmbH, the German Asset Purchase Agreement (the Local Purchase Agreements and the German Asset Purchase Agreement, the "ADDITIONAL TRANSFER AGREEMENTS"), and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Additional Transfer Agreements by the Sellers party hereto and thereto and the performance of the Sellers' respective obligations hereunder and thereunder have been duly authorized by each such Seller's board of directors, which constitutes all necessary corporate action on the part of the Sellers party hereto and thereto or any Affiliate of such Sellers for such authorization. This Agreement has been, and each of the Additional Transfer Agreements when executed and delivered will be, duly executed and delivered by the Sellers party hereto and thereto and constitutes or will constitute the valid and binding obligation of the respective Sellers, enforceable against each of them in accordance with the terms of such agreement, except as limited by laws affecting the enforcement of creditor's rights generally or by general equitable principles.

                                                            Amended and Restated
                                        3               Stock Purchase Agreement

          2.2  NO CONFLICTS; CONSENTS AND APPROVALS, ETC.

          (a) The execution and delivery of this Agreement and the Additional Transfer Agreements by the Sellers party hereto and thereto and the performance of their respective obligations hereunder and thereunder will not result in (i) any conflict with the Organizational Documents of any Seller or of any member of any Company Group, (ii) subject to obtaining the consents referred to in Section 2.2(b), any breach or violation of or default under any law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which any Seller or any member of any Company Group is a party or by which any of them or any of their respective properties or assets or any of the Shares are bound, or (iii) subject to obtaining the consents referred to in
     Section 2.2(b), the creation or imposition of any liens, security interests, adverse claims, charges or encumbrances ("LIENS") on any Shares, any asset of any member of any Company Group or any German Asset, except for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business, assets (including the German Assets) or operations of the Company Groups and the German Branches taken as a whole (a "MATERIAL ADVERSE EFFECT").

          (b) No consent, approval or authorization of or filing with any third party or any governmental authority is required on the part of any Seller or any member of any Company Group in connection with the execution and delivery of this Agreement or the Additional Transfer Agreements or the consummation of the transactions contemplated hereby and thereby, except
     (i) as set forth on Schedule 2.2(b), (ii) filings required with respect to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR ACT") and (iii) filings, consents or approvals which, if not made or obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          2.3 CORPORATE STATUS OF THE COMPANIES. Each of the Companies is duly incorporated or organized, validly existing and, to the extent applicable in the jurisdiction in which each such Company is organized, in good standing under the laws of its jurisdiction of organization. Each of the Companies has all requisite corporate power and authority to conduct its business as now conducted and to own or lease its properties now owned or leased. To the extent applicable in the jurisdictions in which the Companies do business, each Company is duly qualified to do business in each jurisdiction in which the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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                                        4               Stock Purchase Agreement

          2.4  CAPITALIZATION. Schedule 2.4 lists, with respect to each Company,
(i) the jurisdiction of its incorporation or organization, (ii) the shares of its capital stock that are authorized and that are issued and outstanding, and
(iii) the ownership of such issued and outstanding shares. The Shares have been duly authorized and validly issued and, to the extent applicable in the jurisdictions in which the Companies are organized, are fully paid and non-assessable. Except as disclosed on Schedule 2.4, and except for the issuance of additional Shares to the Sellers in connection with the settlement of intercompany accounts, as described in Schedule 4.8, there are no outstanding options, warrants, conversion or other rights or agreements of any kind (other than this Agreement and Additional Transfer Agreements) relating to the issuance, sale, purchase, redemption, repurchase, conversion, exchange, registration, control, voting or transfer of any shares of capital stock of any of the Companies, and no authorization therefor has been given. Each Seller owns beneficially and of record the Shares indicated on Schedule 2.4 as owned by such Seller, free and clear of any Liens, except as disclosed therein. Upon delivery to the Purchaser pursuant to Section 1.2, the Shares will be duly authorized and validly issued and, to the extent applicable in the jurisdictions in which the Companies are organized, fully paid and non-assessable, free of any preemptive or subscription rights and free and clear of any Liens other than Liens created by or resulting from the actions of the Purchaser or any of its Affiliates.

          2.5  SUBSIDIARIES.

          (a) Each of the Subsidiaries of the Companies is duly incorporated or organized, validly existing and, if a corporation, to the extent applicable in the jurisdiction in which each such Subsidiary is organized, in good standing under the laws of its jurisdiction of organization. Each of the Subsidiaries of the Companies has all requisite corporate, partnership or limited liability company power and authority to conduct its business as now conducted and to own or lease its properties now owned or leased. To the extent applicable in the jurisdictions in which such Subsidiaries do business, each Subsidiary is duly qualified to do business in each jurisdiction in which the failure to be so qualified would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b) Schedule 2.5 lists, with respect to each Subsidiary of the Companies, (i) the jurisdiction of its incorporation or organization, (ii) the shares of its capital stock or other equity interests that are authorized and that are issued and outstanding, and (iii) the ownership of such issued and outstanding shares or other equity interests. All shares of capital stock of such Subsidiaries have been duly authorized and validly issued and, to the extent applicable in the jurisdictions in which such Subsidiaries are organized, are fully paid and non-assessable. There are no outstanding options, warrants, conversion or other rights or agreements of any kind relating to the issuance, sale, purchase, redemption, repurchase,

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                                        5               Stock Purchase Agreement
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     conversion, exchange, registration, control, voting or transfer of any shares of capital stock or other equity interests of any of such Subsidiaries, and no authorization therefor has been given. Each Company and each Subsidiary thereof owns beneficially and of record the capital stock or other equity interests of its respective Subsidiaries indicated on
     Schedule 2.5 as owned by such Company or Subsidiary, free and clear of any Liens, except as disclosed therein. Except for the Subsidiaries of the Companies and of each such Subsidiary set forth on Schedule 2.5, none of the Companies or their Subsidiaries own, directly or indirectly, any capital stock or other equity securities of any corporation or has any direct or indirect equity or ownership interest in any partnership formed pursuant to a written partnership agreement, joint venture or other business.

          2.6 FINANCIAL STATEMENTS. Complete and correct copies of unaudited balance sheets and related statements of income of the Company Groups and the German Branches on a combined basis for the 1998, 1999 and 2000 fiscal years and the six-month period ended June 30, 2001 are attached hereto as Exhibit D (collectively, the "FINANCIAL STATEMENTS"). The Financial Statements were prepared in accordance with United Kingdom generally accepted accounting principles ("GAAP") applied (except as required to comply with changes to GAAP) on a consistent basis throughout the periods presented, except that the Financial Statements do not contain footnotes, and the Financial Statements present fairly in all material respects the financial condition and results of operations of the Company Groups and the German Branches on a combined basis as of the dates or for the periods presented. The income statements included in the Financial Statements reflect all of the business conducted by the Company Groups during the periods presented.

          2.7 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities reflected or reserved against in the Financial Statements or incurred in the ordinary course of business since June 30, 2001, no member of any Company Group or Spirent GmbH with respect to the German Branches has any liabilities, whether known or unknown, absolute, accrued or contingent, other than (i) liabilities that will be discharged prior to the Closing and (ii) other liabilities or obligations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          2.8  REAL PROPERTY; ASSETS.

          (a) Schedule 2.8 lists all real property owned by any member of any Company Group or Spirent GmbH with respect to the German Branches (the "OWNED REAL PROPERTY") or leased by any member of any Company Group or Spirent GmbH with respect to the German Branches (the "LEASED REAL PROPERTY"). The Company Groups and Spirent GmbH with respect to the German Branches have good and marketable title to the Owned Real Property listed in Schedule 2.8 and good and valid leasehold interests in the Leased Real

                                                            Amended and Restated
                                        6               Stock Purchase Agreement

     Property listed in Schedule 2.8 (other than the Taunton Lease, in which Spirent plc has a valid leasehold interest), in each case, free and clear of Liens, except for (i) Liens for taxes and other governmental charges and assessments which are not yet due and payable or which are being contested in good faith by appropriate proceedings and as to which reserves have been set aside in the Financial Statements to the extent required by GAAP, (ii) Liens of carriers, warehousemen, mechanics and materialmen and other like Liens arising in the ordinary course of business and as to which reserves have been set aside in the Financial Statements to the extent required by GAAP, (iii) easements, rights of way, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting the real property, (iv) statutory Liens in favor of lessors arising in connection with any property leased to any member of any Company Group or Spirent GmbH with respect to the German Branches, (v) Liens arising under the Contracts disclosed pursuant to Section 2.9, (vi) Liens created by this Agreement and the Additional Transfer Agreements, PROVIDED that in each case referred to in (i) through (vi) above, such Liens and encumbrances do not impair or prevent the use of the Owned Real Property or Leased Real Property as presently used, and (vii) any other Liens which do not materially interfere with the current use of the properties affected thereby ("PERMITTED LIENS").

          (b) Each lease (including any option to purchase contained therein) pursuant to which any member of any Company Group or Spirent GmbH with respect to the German Branches leases any Leased Real Property (the "LEASES") is in full force and effect and, to the knowledge of the Sellers, is enforceable against the landlord which is party thereto in accordance with its terms. There exists no material default or event of default (or any event that with notice or lapse of time or both would become a material default) on the part of any member of any Company Group or Spirent GmbH with respect to the German Branches under any Lease. The Sellers have made available to the Purchaser complete and correct copies of all Leases including all amendments thereto. No member of any Company Group or Spirent GmbH with respect to the German Branches has received any written notice of any default under any Lease by which it leases any Leased Real Property nor any other termination notice with respect thereto.

          (c) The Company Groups have legal and beneficial ownership of all tangible personal property and assets (other than the German Assets) reflected in the unaudited combined balance sheet as of June 30, 2001 included in the Financial Statements, except for properties and assets disposed of in the ordinary course of business since the date of such balance sheet, in each case free and clear of Liens other than Permitted Liens. The Company Groups own or have the right to use all of the properties and assets necessary for the conduct of their Business. Each such tangible asset is in such condition and repair (subject to normal wear and tear) as is suitable for its current use, except for such exceptions as would not,

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                                        7               Stock Purchase Agreement
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     individually or in the aggregate, reasonably be expected to have a Material
     Adverse Effect.

          (d) Spirent GmbH has legal and beneficial ownership of all of the tangible personal property and assets to be transferred pursuant to the German Asset Purchase Agreement (the "GERMAN ASSETS"), in each case free and clear of Liens other than Permitted Liens. Each German Asset is in such condition and repair (subject to normal wear and tear) as is suitable for its current use, except for such exceptions as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          2.9 CONTRACTS. Schedule 2.9 lists all agreements, contracts and commitments of the following types to which any member of any Company Group is a party or in which any German Branch is named as a party or which relate exclusively to the operations of any German Branch or by which any member of any Company Group or any German Branch or any of their properties are bound as of the date hereof and will be bound following the Closing (other than real property leases and labor or employment-related agreements, which are provided for in Sections 2.8 and 2.10, respectively):

          (a) joint venture, partnership, management and development agreements;

          (b) mortgages, indentures, loan or credit agreements, guarantee agreements, pledge, security agreements and other agreements and instruments relating to the borrowing of money or extension of credit in any case in excess of US$250,000;

          (c) (i) orders and other contracts or arrangements for the purchase or sale of materials, supplies, products or services (excluding contracts that are only in the form of customary purchase orders and other orders or contracts entered into in the ordinary course of business), (ii) contracts for the lease of personal property to or from any Person, and (iii) contracts or arrangements with distributors of or for the marketing of the products of the Company Groups or German Branches (excluding contracts with distributors that are only in the form of customary purchase orders) which, in each case, (x) are not cancelable by any member of any Company Group or Spirent GmbH with respect to the German Branches on notice of 60 days or less and (y) involve annual payments of at least US$50,000 or aggregate payments of at least US$250,000;

          (d) contracts prohibiting or restricting the ability of any member of a Company Group or the German Branches to engage in any business or operate in any geographical area or to compete with any Person;

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                                        8               Stock Purchase Agreement
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          (e)  acquisition or divestiture agreements relating to the acquisition or sale of any business, or of any capital stock of or other equity interest in any Person, by any member of a Company Group or Spirent GmbH with respect to the German Branches and containing continuing indemnity obligations of such member of a Company Group or Spirent GmbH with respect to the German Branches;

          (f) contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any member of the Company Groups;

          (g) other agreements, contracts, arrangements and commitments which, in each case, (i) are not cancelable by any member of any Company Group on notice of 60 days or less and (ii) require payment by such Company Group member after the date hereof of more than US$250,000;

          (h) contracts that are otherwise material to the Business of the Company Groups and the German Branches as a whole; and

          (i) purchase orders of customers to whom aggregate sales by the Company Groups or the German Branches for the twelve-month period ending June 30, 2001 were in excess of US$1,000,000.

     The Sellers have made available to the Purchaser copies of all of the contracts listed in Schedule 2.9. Each such contract is a valid and binding agreement of the relevant member of a Company Group or Spirent GmbH with respect to the German Branches, is in full force and effect and, to the knowledge of the Sellers, is enforceable against the parties thereto. No member of any Company Group or Spirent GmbH with respect to the German Branches nor, to the knowledge of the Sellers, any other Person is in default under any of the contracts listed in Schedule 2.9, except for such defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          2.10 EMPLOYMENT AGREEMENTS AND EMPLOYEE PLANS ETC.

          (a) EMPLOYMENT AGREEMENTS. Schedule 2.10(a) lists all written agreements, contracts and commitments of the following types to which any member of any Company Group or Spirent GmbH with respect to the German Branches is a party or which relate to the current employment of any Company Employee: (i) employment and consulting agreements (including severance and retention agreements) and (ii) collective bargaining agreements.

          (b) EMPLOYMENT PLANS. Schedule 2.10(b) lists all "employee benefit plans" as defined in section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (whether or not such plans are subject to ERISA), maintained

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     by or covering employees of any member of any Company Group and any other plans, programs, policies or other arrangements (other than those listed in Schedule 2.10(a)) including profit sharing, pension, retirement, bonus, incentive compensation, stock option, deferred compensation or other written material employee benefit plans, agreements, contracts or commitments for the benefit of the employees of any member of any Company Group, including such plans of the Sellers or any Affiliate of the Sellers covering employees of any member of any Company Group or plans in which employees of any member of any Company Group participate (collectively, the "PLANS").

          (c) GENERAL COMPLIANCE. The Companies have made all contributions required to have been made under the terms of any Plan or pursuant to any applicable collective bargaining agreement or applicable law within the time prescribed by any such Plan, agreement or law and each Plan has been operated and administered in accordance with its terms and applicable law, except for any failures to make plan contributions, to so operate or administer that, individually or in the aggregate, have not had or resulted in a Material Adverse Effect.

          (d)  U.S. COMPANIES.

               (i) ERISA. All Plans that are subject to ERISA comply in all respects with the requirements of ERISA and the Internal Revenue Code of 1986, as amended (the "CODE"), except for any failures to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Plan (other than a multiemployer plan as defined in section 3(37) of ERISA) to which either the Seller or any member of the same controlled group of corporations as the Seller, within the meaning of section 4001(a)(3) of ERISA, contributes and which is subject to Part 3 of Subtitle B of Title I of ERISA has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code and no material liability (other than for annual premiums) to the Pension Benefit Guaranty Corporation has been incurred by any member of any Company Group with respect to any such Plan. No member of any Company Group has incurred any material liability for any tax or penalty imposed by section 4975 of the Code or section 502(i) of ERISA. No member of any Company Group has made a complete or partial withdrawal from any multiemployer plan as defined in section 3(37) of ERISA so as to incur any partial or full withdrawal liability under section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under section 4207 or 4208 of the Code). There are no material pending or, to the Sellers' knowledge, threatened claims by or on behalf of any of the Plans or by any employee involving any such Plan (other than routine claims for benefits).

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                                       10               Stock Purchase Agreement
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               (ii) TAX QUALIFICATION. Each Plan intended to be qualified under section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under section 501(a) of the Code, and, nothing has occurred since the date of such determination letter that will adversely affect such qualification or tax-exempt status.

          (e) There are no pending or, to the knowledge of the Sellers, threatened labor grievances or unfair labor practice claims or charges against any member of any Company Group or with respect to the German Branches which, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, (i) to the knowledge of the Sellers, there are no organizing efforts by any union or other group seeking to represent any employees of any member of the Company Groups or the German Branches except as set forth on Schedule 2.10 and (ii) there are no strikes or other material labor disputes against any member of the Company Groups or the German Branches pending or, to the knowledge of the Sellers, threatened.

          2.11 INTELLECTUAL PROPERTY. Schedule 2.11 lists all material trademarks, trade names, service marks, copyrights, patents and similar rights that are registered or subject to an application for registration (collectively, "INTELLECTUAL PROPERTY") owned in whole or in part by any member of a Company Group and used by such member of a Company Group in its Business or owned in whole or in part by Spirent GmbH and used in the Business of any German Branch ("OWNED INTELLECTUAL PROPERTY"). Except for Permitted Liens, the Company Groups and Spirent GmbH with respect to the German Branches own the Owned Intellectual Property free and clear of all Liens. The Company Groups have taken commercially reasonable steps in accordance with normal industry practice to protect and maintain in force the Owned Intellectual Property and trade secrets used in the operation of their business. No member of any Company Group or Spirent GmbH with respect to the German Branches has received any written notice or claim that it is infringing on the Intellectual Property or trade secret rights of any Person and the Sellers have no knowledge of any infringement by any Person of the Owned Intellectual Property or trade secret rights owned by any member of a Company Group or Spirent GmbH with respect to the German Branches. Schedule 2.11 sets forth a complete and correct list, as of the date hereof, of all material written licenses to Intellectual Property or trade secret rights (other than licenses for "off-the-shelf" software) to which any member of any Company Group or Spirent GmbH with respect to the German Branches is a party, pursuant to which (x) such member of a Company Group or Spirent GmbH with respect to the German Branches permits any Person or entity to use any of the Owned Intellectual Property or trade secret rights owned by such member of a Company Group or Spirent GmbH with respect to the German Branches, or (y) any Person or entity permits such member of a Company Group or Spirent GmbH with respect to the German

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                                       11               Stock Purchase Agreement
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Branches to use any trademarks, trade names, service marks, copyrights, trade secret rights or patents not owned by such member of a Company Group or Spirent GmbH with respect to the German Branches (collectively, the "LICENSES"). The Seller has made available to the Purchaser complete and correct copies of the Licenses. No member of any Company Group or Spirent GmbH with respect to the German Branches, nor, to the Sellers' knowledge, any other party to a License, is in default under such License, and each License is in full force and effect as to each member of any Company Group party thereto or as to Spirent GmbH to the extent Spirent GmbH is party to any such License with respect to the German Branches, as the case may be, and to the Sellers' knowledge, as to each other party thereto, except for such defaults and failures to be so in full force and effect as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. The Owned Intellectual Property identified in
Schedule 2.11, together with the rights granted to the members of the Company Groups and Spirent GmbH with respect to the German Branches under the Licenses identified in Schedule 2.11 and any licenses for off-the-shelf software not on
Schedule 2.11, constitutes all the material Intellectual Property used by the members of the Company Groups and the German Branches in the operation of their business as it is currently conducted and no other material Intellectual
Property rights or Licenses are necessary to operate such business after the Closing Date in substantially the same manner as such business has been operated by the members of the Company Groups and the German Branches prior thereto.

          2.12 GOVERNMENTAL AUTHORIZATIONS; COMPLIANCE WITH LAW. The Company Groups and Spirent GmbH with respect to the German Branches, as required, hold all licenses, permits and other governmental authorizations material to their respective Businesses, and each member of the Company Groups and Spirent GmbH with respect to the German Branches is in compliance with all laws, statutes, rules, regulations, judgments, orders, decrees, permits, concessions, franchises or other governmental or regulatory authorizations or approvals, whether U.S. federal, state or local or non-U.S., applicable to it or to any of its properties, except for such failures to comply which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. This
Section 2.12 does not relate to employee benefits matters, which are the subject of Section 2.10, tax matters, which are the subject of Section 2.14, or environmental matters, which are the subject of Section 2.16.

          2.13 LITIGATION. There are no judicial or administrative actions, proceedings or investigations pending or, to the knowledge of the Sellers, threatened against any Seller or against any member of any Company Group or Spirent GmbH with respect to the German Branches and there are no judgments or outstanding orders, injunctions, decrees, stipulations or awards rendered by a governmental, judicial or administrative authority against any member of the Company Groups, the German Branches or any of their properties or Business which
(i) if determined adversely, individually or in the aggregate, would reasonably be expected to have a Material

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                                       12               Stock Purchase Agreement
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Adverse Effect, or (ii) question the validity of this Agreement or the
Additional Transfer Agreements or any action taken or to be taken by any Seller or by any member of any Company Group in connection herewith or therewith.

          2.14 TAXES. Except as disclosed on Schedule 2.14, (i) each member of the Company Groups (including for this specific purpose Spirent GmbH, but only with respect to the German Branches), and any affiliated group, within the meaning of Section 1504 of the Code, of which any member of the Company Groups is a member, has filed or caused to be filed, in a timely manner (within any applicable extension periods) all material Tax Returns relevant to the members of the Company Groups required to be filed by the Code or by applicable state, local or foreign laws in respect of Taxes, (ii) all such Tax Returns are correct and complete in all material respects, (iii) all Taxes due and payable with respect to the periods covered by such Tax Returns have been paid in full when due and payable and the Financial Statements reflect adequate reserves in accordance with GAAP for all Taxes not yet due and payable, (iv) with respect to U.S. Companies and their U.S. Subsidiaries no member of the Company Groups is a party to any agreement, contract, arrangement or plan that would be likely to result, separately or in the aggregate, in connection with this Agreement or any change of control of any member of the Company Groups, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code, (v) no member of the Company Groups is a party to any tax sharing agreements or similar agreement, (vi) all employment and withholding Taxes required to be paid or withheld by or on behalf of any member of any Company Group have been paid or properly set aside in accounts for such purpose, (vii) no written agreement or other document extending, or having the effect of extending, the period of assessment or collection of any Taxes payable by any member of any Company Group is currently in effect, (viii) no member of any Company Group is, as of the date hereof, the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the Internal Revenue Service or any other taxing authority) within which to file any Tax Return not previously filed, (ix) no amount will be required to be deducted or withheld pursuant to section 1445(a) of the Code in connection with the transactions contemplated by this Agreement and (x) as of the date hereof, there are not pending any audits, examinations, investigations or other proceedings in respect of Taxes payable by any member of any Company Group. "TAXES" means all U. S. or non-U.S. federal, national, state or local taxes, assessments, levies or other governmental charges in the nature of taxes, including all income, franchise, withholding, unemployment insurance, social security, PAYE, sales, use, excise, real and personal property, stamp, transfer, VAT and workers' compensation taxes, together with all interest, penalties and additions payable with respect thereto. "TAX RETURN" means all returns and reports required to be supplied to a taxing authority relating to Taxes.

          2.15 ABSENCE OF CHANGES. Since June 30, 2001, other than in connection with the transactions contemplated by this Agreement and the Additional Transfer

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                                       13               Stock Purchase Agreement
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Agreements (including without limitation the elimination of intercompany accounts pursuant to Section 4.8), (x) the Company Groups have conducted their business, and Spirent GmbH has conducted the business of the German Branches, in the ordinary course, in substantially the same manner in which it has been previously conducted, (y) no events or circumstances have occurred that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect (other than events or circumstances that generally affect companies that do business in the industry or jurisdictions in which the members of the Company Groups do business), and (z) neither any member of any Company Group nor, where applicable in clauses (b), (d) and (e) to the German Branches, Spirent GmbH has:

          (a) purchased, acquired, issued, sold or redeemed any of its shares of capital stock or ownership interests;

          (b) mortgaged, pledged or subjected to any Lien any of its properties or assets (including the German Assets), except for Liens incurred in the ordinary course of business and Permitted Liens;

          (c) except as required by GAAP, made any material change in its accounting principles or the methods by which such principles are applied for financial reporting purposes;

          (d) increased the compensation of any officer or Company Employee other than (i) in the ordinary course of business or (ii) to comply with applicable law;

          (e) disposed or agreed to dispose of any material properties or assets, including the German Assets, used in the conduct of their business, other than in the ordinary course of business; or

          (f) canceled or forgiven any debts or claims except in the ordinary course of business;

PROVIDED, HOWEVER, that no provision of this Agreement shall restrict the ability of any member of any Company Group or Spirent GmbH to distribute all or any portion of its cash, cash equivalents and intercompany accounts receivable or use all or any portion of its cash and cash equivalents, through legal dividends to its stockholders, repayment of outstanding liabilities or otherwise.

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                                       14               Stock Purchase Agreement
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          2.16 ENVIRONMENTAL MATTERS. Except as would not reasonably be expected to have a Material Adverse Effect:

          (a) the Company Groups, the German Branches, the Owned Real Property and the Leased Real Property are in compliance with all applicable Environmental Laws;

          (b) the Company Groups and the German Branches have obtained, and are in compliance with, all permits and authorizations required under applicable Environmental Laws;

          (c) no member of any Company Group or Spirent GmbH with respect to the German Branches has received from any governmental authority or Person any notice of violation, alleged violation, non-compliance, liability or potential liability regarding compliance with or liability under applicable Environmental Laws and, to the knowledge of the Sellers, there are no facts or circumstances that would reasonably be expected to form the basis of any liability or claim against the Company Groups or Spirent GmbH with respect to the German Branches regarding compliance with or liability under Environmental Laws;

          (d) no judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Sellers, threatened, under any applicable Environmental Law pursuant to which any member of any Company Group or Spirent GmbH with respect to the German Branches is or, to the knowledge of the Sellers, will be named as a party;

          (e) no member of any Company Group or Spirent GmbH with respect to the German Branches has entered into any agreement with any governmental authority or Person pursuant to which such member of a Company Group or Spirent GmbH with respect to the German Branches has assumed responsibility for the remediation of any condition resulting from the release, treatment, storage or disposal of Hazardous Substances;

          (f) to the knowledge of the Sellers, all material environmental site assessments, compliance audits and remediation studies relating to environmental conditions at the Owned Real Property and the Leased Real Property prepared by or for any Seller, or by or for any member of any Company Group or any German Branch since such member of a Company Group or such German Branch has been owned or controlled (directly or indirectly) by a Seller, have been made available to the Purchaser; and

          (g) nothing set forth in the Schedules would reasonably be expected to form the basis for a liability or claim against the Company Groups or Spirent

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                                       15               Stock Purchase Agreement

     GmbH with respect to the German Branches regarding compliance with or liability under Environmental Laws that would have a Material Adverse Effect.

     Notwithstanding any of the representations and warranties contained elsewhere in this Agreement, environmental matters shall be governed exclusively by this Section 2.16.

          2.17 BANKING AND AGENCY ARRANGEMENTS. Schedule 2.17 sets forth a list of:

          (a) each bank or similar financial institution in which any member of any Company Group or any German Branch has an account or safe deposit box or other custodial arrangement and the numbers of such accounts or safe deposit boxes maintained by such member of a Company Group or such German Branch; and

          (b) the names of all persons authorized to draw on each such account or to have access to any such safe deposit box facility or custodial arrangement.

          2.18 AFFILIATE TRANSACTIONS. Except as listed on the Schedules, no member of any Company Group or Spirent GmbH with respect to the German Branches is a party to any written or enforceable oral agreement with (a) any of its directors or officers or (b) any Seller or any Affiliate of any Seller other than any of the members of the Company Groups or Spirent GmbH with respect to the German Branches (such Affiliates, "NON-COMPANY AFFILIATES"). Schedule 2.18 sets forth a list of all material services provided by any Seller or Non-Company Affiliate to any member of any Company Group or any German Branch, whether pursuant to a written agreement or otherwise.

          2.19 BROKERS. All negotiations relating to this Agreement and the Additional Transfer Agreements and the transactions contemplated hereby and thereby have been carried out without the intervention of any Person acting on behalf of any Seller or any Company in such manner as to give rise to any valid claim against the Purchaser or any member of any Company Group for any brokerage or finder's commission, fee or similar compensation, except for Morgan Stanley & Co. Limited, whose fees and expenses in respect hereof and thereof will be the responsibility of the Sellers or one or more Non-Company Affiliates.

          3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser represents to the Sellers as follows:

          3.1 CORPORATE STATUS AND AUTHORITY. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or has the power to carry on its business as now being conducted. The

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                                       16               Stock Purchase Agreement

Purchaser has the requisite corporate power and authority to execute and deliver this Agreement and the Additional Transfer Agreements and perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Additional Transfer Agreements have been duly authorized by the board of directors of the Purchaser, which constitutes all necessary corporate action on the part of such entity for such authorization. This Agreement has been, and each of the Additional Transfer Agreements when executed and delivered will be, duly executed and delivered by the Purchaser and constitutes or will constitute the valid and binding obligation of the Purchaser, enforceable against it in accordance with the terms of such agreement, except as limited by laws affecting the enforcement of creditors' rights generally or by general equitable principles.

          3.2  NO CONFLICTS; CONSENTS AND APPROVALS, ETC.

          (a) The execution and delivery of this Agreement and the Additional Transfer Agreements by the Purchaser and the performance of its obligations hereunder and thereunder will not result in (i) any conflict with the Organizational Documents of the Purchaser, (ii) any breach or violation of or default under any law, statute, regulation, judgment, order, decree, license, permit or other governmental authorization or any mortgage, lease, agreement, deed of trust, indenture or any other instrument to which the Purchaser is a party or by which the Purchaser or any of its properties or assets are bound, or (iii) the creation or imposition of any Lien on any assets of the Purchaser, except for such breaches, violations or defaults and such Liens which would not, individually or in the aggregate, impair the ability of the Purchaser to fulfill its obligations hereunder.

          (b) No consent, approval or authorization of or filing with any third party or governmental authority is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Additional Transfer Agreements or the consummation of the transactions contemplated hereby and thereby, except (i) as set forth on Schedule 3.2(b), (ii) filings required with respect to the HSR Act and (iii) for such other consents, approvals, authorizations, and filings the failure to obtain which would not adversely affect the ability of the Purchaser to consummate its obligations hereunder.

          3.3 FINANCIAL ABILITY TO PERFORM. The Purchaser has available cash funds sufficient to consummate the transactions contemplated by this Agreement and the Additional Transfer Agreements.

          3.4 LITIGATION. There are no judicial or administrative actions, proceedings or investigations involving the Purchaser that are pending or, to the knowledge of the Purchaser, threatened, which question the validity of this Agreement or

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                                       17               Stock Purchase Agreement
the Additional Transfer Agreements or any action taken or to be taken by it in connection herewith or therewith.

          3.5 PURCHASE FOR INVESTMENT. The Purchaser is acquiring the Shares and Designated Receivables for investment and not with a view toward any resale or distribution thereof except in compliance with the Securities Act of 1933, as amended.

          3.6 BROKERS. All negotiations relating to this Agreement and the Additional Transfer Agreements and the transactions contemplated hereby and thereby have been carried out without the intervention of any Person acting on behalf of the Purchaser in such manner as to give rise to any valid claim against the Seller or any of its Affiliates for any brokerage or finder's commission, fee or similar compensation.

          4.   COVENANTS.

          4.1 SATISFACTION OF CLOSING CONDITIONS. The parties shall use their commercially reasonable best efforts to bring about the satisfaction as soon as practicable of all the conditions to Closing contained in Section 6. Without limiting the generality of the foregoing, the parties shall apply for and diligently prosecute all applications for, and shall use their commercially reasonable best efforts promptly to obtain, such consents, waivers, releases, authorizations and approvals from such third parties and governmental authorities as shall be necessary to permit the consummation of the transactions contemplated by this Agreement and the Additional Transfer Agreements or to avoid a Material Adverse Effect including, without limitation, (i) making the requisite filings with the Federal Trade Commission and the Antitrust Division of the Department of Justice pursuant to the HSR Act, as well as any filings with, or submissions to, any governmental, regulatory or administrative authority in any jurisdiction where such filing or submission is required in connection with the transactions contemplated by this Agreement and the Additional Transfer Agreements, and (ii) in the case of the Purchaser, using commercially reasonable best efforts to deliver replacement guaranties, bonds or other undertakings, as the case may be, and/or other consideration to the beneficiaries of the Guaranties and Bonds listed on Schedule 4.1 and any other Guaranties or Bonds issued or obtained in the ordinary course of business prior to the Closing Date on substantially similar terms as such Guaranties and Bonds, and obtaining the complete and unconditional release of the Sellers and any Non-Company Affiliates from all obligations in connection with all of such Guaranties and Bonds.

          4.2  CONDUCT OF BUSINESS, ETC.

          (a) From the date hereof until the Closing, except for (i) entering into and performing under this Agreement and the Additional Transfer Agreements, (ii) the matters referred to in Schedule 4.2, (iii) the effect of the consummation of the transactions contemplated by this Agreement and the Additional Transfer

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                                       18               Stock Purchase Agreement

     Agreements and (iv) as otherwise consented to by the Purchaser in writing, such consent not to be unreasonably withheld, the Sellers shall cause the Company Groups and the German Branches to conduct their Business in the ordinary course in substantially the same manner in which it previously has been conducted and not take any action that would cause a breach of Section 2.15.

          (b) Notwithstanding Section 4.2(a), except as contemplated by this Agreement and the Additional Transfer Agreements, the Sellers shall cause each member of the Company Groups not to, and Spirent GmbH shall not with respect to the German Branches, without the prior written approval of the Purchaser, which shall not be unreasonably withheld:

               (i)   amend its Organizational Documents;

               (ii) incur any third party indebtedness for borrowed money, except for (x) borrowings in the ordinary course of business consistent with past practice and (y) indebtedness that will be discharged prior to or on the Closing Date or refinanced by loans that give rise to Designated Receivables;

               (iii) make any acquisition or disposition of capital stock or other securities or assets of any Person outside of the ordinary course of business and in excess of $250,000, excluding all acquisitions of inventory and equipment in the ordinary course of business consistent with past practice;

               (iv) adopt, amend in any material respect, enter into or terminate any Plan, severance plan, collective bargaining agreement, employment contract or make awards or distributions under any Plan, except awards or distributions to any participant or employee in the ordinary course consistent with past practice;

               (v) make any election inconsistent with past practice relating to Taxes unless such election is required by law or would not reasonably be expected to have a Material Adverse Effect; or

               (vi) agree, commit or resolve to do or authorize any of the foregoing.

          4.3  ACCESS AND INFORMATION.

          From the date hereof until the Closing, the Sellers shall cause the Company Groups to give the Purchaser and its representatives reasonable access at all reasonable times to the properties, books and records of the Company

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                                       19               Stock Purchase Agreement

     Groups and to furnish such information and documents in their possession relating to the Company Groups as the Purchaser may reasonably request, and Spirent GmbH shall give the Purchaser and its representatives reasonable access at all reasonable times to the properties, books and records of the German Branches and shall furnish such information and documents in its possession relating to the German Branches as the Purchaser may reasonably request, PROVIDED that in each case the Purchaser shall not be entitled to any such access, information or documents for the purposes of conducting any environmental audit or assessment without the prior written consent of the Spirent plc. All such information and documents obtained by the Purchaser shall be subject to the terms of the Confidentiality Agreement, dated June 19, 2001 (the "CONFIDENTIALITY AGREEMENT"), between the Purchaser and Spirent plc with respect to the transactions contemplated by this Agreement and the Additional Transfer Agreements. The Purchaser hereby agrees that the provisions of the Confidentiality Agreement will apply to any properties, books, records, data, documents and other information relating to the Sellers or any Non-Company Affiliate provided to the Purchaser or its Affiliates or any of their respective advisers or employees pursuant to this Agreement whether before or after the Closing.

          4.4  TAXES.

          (a) INDEMNITY. Except as otherwise provided in Section 4.4(h), the Sellers shall pay (without duplication of amounts otherwise payable), and shall indemnify and hold harmless the Purchaser from and against, (i) all liability for Taxes of, or with respect to, any member of the Company Groups or any German Branch (other than any liability described in Section 4.4(a)(ii)) and (ii) all liability of any member of the Company Groups for Taxes (as a result of Treasury Regulationss.1.1502-6(a) or otherwise) of the Sellers or any other corporation which is or has been affiliated with any member of the Company Groups prior to the Closing, in each case for taxable periods (or portions thereof in the case of a Straddle Period) ending on or before the Closing Date to the extent such Taxes exceed the reserves for Taxes reflected in the June 30, 2001 balance sheet in the Financial Statements (other than reserves for deferred Taxes or U.S. Combined Income Taxes) including, without limitation, reasonable out-of-pocket attorneys' fees and other costs attributable to the assessment and collection thereof, other than any such Taxes directly attributable to any act or omission by the Purchaser (including, without limitation, making an election pursuant to Sections 338 or 336(e) of the Code or any similar provision of U.S. state or local or non-U.S. law) or, after the Closing, any member of the Company Groups (other than any such action or omission expressly required by applicable law or expressly required or expressly permitted by this Agreement). Notwithstanding the foregoing sentence, the amount that the Sellers shall be required to pay to the Purchaser for Taxes of or

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                                       20               Stock Purchase Agreement
     payable by any Company listed on Exhibit B-1 hereto or any of such Company's Subsidiaries or Thermometrics Beijing shall be the product of the amount otherwise required to be paid pursuant to the first sentence of this
     Section 4.4(a) and the Applicable Percentage. The Purchaser shall, or shall cause the applicable member of the Company Groups or any German Branch to, pay and indemnify and hold harmless the Sellers from and against (x) all Taxes of, with respect to or payable by such member or such German Branch which are not described as being the responsibility of the Sellers in the first two sentences of this Section 4.4(a), (y) any Taxes (other than U.S. Combined Income Taxes) resulting from the failure of such member or such German Branch to pay, after the Closing Date, Taxes reflected in the June 30, 2001 balance sheet in the Financial Statements and (z) any Taxes resulting from an election made by Purchaser under Sections 338 or 336(e) of the Code or any similar provision of U.S. state or non-U.S. local law (including in the case of each of the foregoing clauses, and without limitation, reasonable out-of-pocket attorneys' fees and other costs attributable to the assessment and collection thereof).

          (b) STRADDLE PERIOD. The Purchaser and the Sellers shall, to the extent permitted by applicable law, elect with the relevant taxing authority to close the taxable period of each member of any Company Group on the Closing Date. Where a taxable period begins before the Closing Date and ends after the Closing Date (a "STRADDLE PERIOD"), the portion of any Taxes in such Straddle Period that are allocable to the portion of the period ending on the Closing Date shall be determined using the interim closing of the books method as of the Closing Date, except that (A) exemptions, allowances or deductions that are calculated on an annual basis shall be apportioned on a per diem basis, and (B) real and personal property taxes shall likewise be apportioned on a per diem basis.

          (c) RETURNS. The Sellers shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns in respect of each member of any Company Group and each German Branch (i) that are required to be filed on or prior - to the Closing Date or (ii) that relate to any taxable period ending on or before the Closing Date and that are not required to be filed on or prior to the Closing Date except, in the case of this clause (ii), Tax Returns in respect of VAT or the United Kingdom PAYE Tax. The Purchaser shall cooperate with the Sellers to enable the Sellers to file any such Tax Returns after the Closing Date including, without limitation, by making available to the Sellers knowledgeable personnel of the Companies or their respective Subsidiaries and by consenting to the Sellers' use of external advisors of the Companies or their respective Subsidiaries in connection with preparing such Tax Returns. The Purchaser shall prepare or cause to be prepared and file or cause to be filed all other Tax Returns in respect of each member of any Company Group and each German Branch that are not required to be prepared by the Sellers pursuant to the first sentence of this

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                                       21               Stock Purchase Agreement
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     Section 4.4(c). Any Tax Return covering a Straddle Period (a "STRADDLE
     RETURN") shall, insofar as it relates to any member of any Company Group or any German Branch, be prepared by the Purchaser on a basis consistent with the last previous such return filed, except as required by changes in law. Straddle Returns shall be subject to the pre-filing review procedure described in Section 4.4(e). The Purchaser shall not, and shall not permit any member of any Company Group to, file any amended Tax Return in respect of any member of any Company Group or any German Branch that relates to any taxable period ending on or prior to the Closing Date or file any amended Straddle Return without the consent of the applicable Seller which consent, in the case of a Straddle Return, shall not be unreasonably withheld.

          (d) REFUNDS. The Sellers shall be entitled to retain, or receive immediate payment from any member of any Company Group or the Purchaser of, an amount equal to any refund for Taxes that were paid with respect to a period or portion thereof ending on or prior to the Closing Date (including, without limitation, refunds arising by reason of amended returns filed after the Closing Date) plus any interest thereon received with respect thereto from the applicable taxing authority relating to any member of any Company Group or any German Branch. In addition, if as a result of an adjustment on audit by a taxing authority or as a result of an administrative or judicial proceeding for periods or portions thereof ending on or prior to the Closing Date of any member of any Company Group or any German Branch, expenses which had been deducted are required to be capitalized, or deductions or credits that had been deducted or claimed on a Tax Return are required to be deferred to any period or partial period ending after the Closing Date, and in connection with such audit or administrative or judicial proceeding an amount is payable by a Seller pursuant to Section 4.4(a), the amount of such payment shall be reduced by any reduction of Taxes as a result of such audit or administrative or judicial proceeding (assuming all other items of deduction then available are realized first) with respect to the assets or business of any member of any Company Group or any German Branch for any period or partial period ending after the Closing Date("REDUCED TAXES"); PROVIDED, that if any such Reduced Taxes arise after the date on which payment is made by a Seller pursuant to Section 4.4(a), the applicable Company or the Purchaser shall pay over an amount equal to such Reduced Taxes promptly after such reduction in Taxes occurs. In the case of any refund received by, or Reduced Taxes realized by, a Company listed on Exhibit B-1 or any of such Company's Subsidiaries or Thermometrics Beijing, the refund or Reduced Taxes payable to the Sellers or the reduction to the amount payable by the Sellers in the case of Reduced Taxes shall be such amount multiplied by the Applicable Percentage and shall be paid by the Purchaser. Any dispute with respect to refunds or Reduced Taxes shall be resolved by the Third Party Accountants, and any such determination by the Third Party Accountants shall be final. The Purchaser and the Sellers agree to

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                                       22               Stock Purchase Agreement
     cooperate, and the Purchaser agrees to cause each Company Group member and its other Affiliates to cooperate with the Sellers, with respect to claiming any refund or realizing the benefit of any Reduced Taxes referred to in this Section 4.4(d), including notifying the Sellers or the Purchaser, as the case may be, of the existence of any facts that would constitute a reasonable basis for claiming such a refund or Reduced Taxes, providing all relevant information available to the Sellers or the Purchaser (through any member of any Company Group or otherwise), as the case may be, with respect to any such claim, filing and diligently pursuing such claim (including by litigation, if appropriate) and, in the case of the party filing such a claim, consulting with the other party prior to agreeing to any disposition of such claim, provided that the Sellers shall not be obligated by the terms of this Section 4.4(d) to amend any Tax
     Return previously filed in order to claim a refund attributable to the carryback of a loss or credit incurred by any member of any Company Group in a taxable period after the Closing Date.

          (e) COOPERATION. The Sellers and the Purchaser will, and will cause their respective Affiliates to, provide each other with such cooperation and information in their possession or to which they have reasonable access as either of them reasonably may request of the other in filing any return, amended return or claim for refund, determining a liability for Taxes or a right to a refund of Taxes, or participating in or conducting an audit or other proceeding in respect of Taxes. Without limiting the generality of the foregoing, the Purchaser shall, or shall cause each Company Group member to, use its reasonable best efforts accurately and timely to complete any tax information package or questionnaire that is customary and consistent with past practice submitted to it by any of the Sellers for the purpose of enabling such Seller to complete any Tax Return that such Seller is required to prepare pursuant to this Agreement. Each of the Purchaser and the Sellers shall retain all returns, schedules and work papers, records and other documents in its possession relating to Tax matters of any of the Company Group members or any German Branch for each taxable period first ending after the Closing Date and for all prior taxable periods until the later of (i) the expiration of the statute of limitations of the taxable periods to which - such returns and other documents relate, without regard to extension except to the extent notified by the other party in writing of such extensions for the respective Tax periods or (ii) six years following the due date (without extension) for such returns. After the Closing Date each Tax Return and report prepared or caused to be prepared by the Purchaser or any member of any Company Group with respect to any member of a Company Group or any German Branch which relates to any period that includes days on or before the Closing Date shall be subject to pre-filing review by the Sellers and, in the event of any disagreement between the Purchaser or any member of any Company Group, on the one hand, and any of the Sellers, on the other hand, such disagreement shall be resolved by the Third

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

     Party Accountants, and any such determination by the Third Party Accountants shall be final. The fees and expenses of the Third Party Accountants for services performed under this Section 4.4 shall be borne 50% by the Purchaser and 50% by the Sellers. Unless otherwise agreed to by the parties, Tax Returns and reports subject to such pre-filing review plus a statement, in reasonable detail, showing the calculation supporting the Purchaser's determination with regard to the allocation of any Taxes reportable on any such Tax Return, shall be submitted by the Purchaser or any member of any Company Group to the Sellers at least 45 days prior to the due date (including extensions) of such return or report and the Sellers shall either complete their review or provide written comments on such return or report within 15 days of receipt of such return or report.

          (f) AUDITS. Each of the Purchaser and the Sellers shall promptly notify the other in writing within ten days from its receipt of notice of
     (i) any pending or threatened U.S. federal, state or local or non-U.S. tax audits, inquiries or assessments of any member of any Company Group or any German Branch, so long as any taxable periods of such member of a Company Group or such German Branch ending on or prior to the Closing Date remain open, and (ii) any pending or threatened U.S. federal, state or local or non-U.S. tax audits, inquiries or assessments of the Purchaser or any of the Sellers which may affect the tax liabilities of any member of any Company Group or any German Branch for taxable periods ending on or prior to the Closing Date. The Sellers shall have the right to control the conduct and disposition of any tax audit, inquiry or administrative or court proceeding relating to any member of any Company Group or any German Branch for taxable periods ending on or prior to the Closing Date and to employ counsel of its choice at its expense and the Purchaser shall have the right to consult with the Seller during such proceedings at its own expense, provided that the Sellers shall not dispose of any such proceeding in a manner that would purport to bind the Purchaser or any member of any Company Group for taxable periods ending after the Closing Date without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld. With respect to any tax audit, inquiry or administrative or court proceeding relating to any Straddle Return, such audit, inquiry or proceeding shall be controlled by the Purchaser, provided that the Purchaser shall (x) afford the Sellers and their tax advisers a reasonable opportunity to participate in the conduct of any administrative or judicial proceeding regarding or arising out of any audits, inquiries or assessments, including, without limitation, the right to participate in conferences with taxing authorities and to submit pertinent material in support of the Sellers' position, and (y) not accept any proposed adjustment or enter into any settlement or agreement in compromise which would result in a claim for indemnification against the Sellers pursuant to this Agreement without the prior written consent of the Sellers, which consent shall not be unreasonably withheld. The Purchaser agrees that it shall cooperate fully, and shall cause each member of

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                                       24               Stock Purchase Agreement
     a Company Group to cooperate fully, with the Sellers and their counsel in the defense against or compromise of any claim in any proceeding controlled by the Sellers pursuant to this Section 4.4(f).

          (g) CONDUCT OF BUSINESS. On the Closing Date, as to matters which could affect the Tax Returns of any member of any Company Group or any German Branch with respect to periods ending on or prior to the Closing Date, the Purchaser shall cause such Company Group member or German Branch to carry on its business only in the ordinary course in substantially the same manner as heretofore conducted, except as may be expressly required by applicable law or expressly required or expressly permitted by this Agreement.

          (h) PAYMENT OF TRANSACTION-RELATED TAXES AND FEES. All transfer, sales, use and similar taxes and fees (including but not limited to notarial fees) arising out of the sale of the Shares, the Designated Receivables and the German Assets pursuant to this Agreement or any Additional Transfer Agreement shall be paid (or caused to be paid) by the Purchaser.

          (i) TERMINATION OF TAX SHARING AGREEMENTS. Prior to the Closing, the Sellers shall terminate any Tax allocation, sharing, indemnification or similar agreement to which any of the Sellers, on the one hand, and any member of any Company Group or any German Branch, on the other hand, is a party.

          (j) LIMITS ON INDEMNITY. No claim for indemnification pursuant to this Section 4.4 may be made after the 60th day following the expiration of the applicable statutes of limitations with respect to the tax liabilities in question, giving effect to any extension thereof. The Sellers' indemnification obligation under Section 4.4(a)(ii) shall be limited to the portion of the Purchase Price allocated on Exhibit C to the member of the Company Group whose liability for Taxes gives rise to such obligation, or if such member is not separately identified on Exhibit C, the portion of the Purchase Price allocated to such member as agreed to by the parties or the Third Party Accountants (if the parties cannot mutually agree).

          (k)  In the event of a conflict between Article 7 and this
     Section 4.4, this Section 4.4 shall be controlling with respect to Damages or claims relating to Taxes.

          4.5  NOTIFICATIONS; SUPPLEMENTS TO DISCLOSURES.

          (a) From the date hereof to the Closing Date, the Sellers shall promptly notify the Purchaser in writing of (i) any representation or warranty made by them contained in this Agreement or any Additional Transfer Agreement becoming

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                                       25               Stock Purchase Agreement
     untrue or inaccurate in any material respect or (ii) the failure by any Seller, any member of the Company Groups or the German Branches to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement or any Additional Transfer Agreement prior to the Closing, and such notice will be deemed to amend or supplement the Schedules. For purposes of determining the fulfillment of the condition precedent set forth in Section 6.4.1, no such amendment or supplement shall be given effect; for all other purposes, including, without limitation, Section 7.2.1, each such amendment and supplement shall be given effect.

          (b) From the date hereof to the Closing Date, the Purchaser shall promptly notify the Sellers in writing of (i) any representation or warranty made by it contained in this Agreement or any Additional Transfer Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by the Purchaser to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement or any Additional Transfer Agreement prior to the Closing. For purposes of determining the fulfillment of the condition precedent set forth in Section 6.3.1, no such amendment or supplement shall be given effect; for all other purposes, including, without limitation, Section 7.2.2, each such amendment and supplement shall be given effect.

          4.6 CONTACT WITH CUSTOMERS AND SUPPLIERS. None of the Purchaser or any of its agents, Affiliates, employees, directors or officers shall contact or communicate with any employees, customers, suppliers or licensors of any member of any Company Group or any German Branch in connection with the transactions contemplated hereby except with the prior written consent of Spirent plc, which consent may be conditioned upon the presence of an officer of one of the Sellers at any such meeting or conference, among other reasonable conditions as may be required by Spirent plc.

          4.7 PUBLICITY. No press release or public announcement related to this Agreement or any Additional Transfer Agreement, or the transactions contemplated hereby or thereby, shall be issued or made without the joint approval of Spirent plc and the Purchaser, unless required by law (in the reasonable opinion of counsel) or London Stock Exchange Limited, the United Kingdom Panel on Mergers and Acquisitions or New York Stock Exchange rule, in which case Spirent plc and the Purchaser shall use reasonable efforts to give the other the opportunity to review such press release or announcement prior to publication and, where practicable, agree to the form and wording of such release or announcement.

          4.8 INTERCOMPANY ACCOUNTS. All intercompany accounts between any member of any Company Group or any German Branch, on the one hand, and any Seller

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                                       26               Stock Purchase Agreement
or Non-Company Affiliate, on the other hand, shall be repaid, capitalized or otherwise eliminated, in the manner indicated on Schedule 4.8 or another manner that does not adversely affect the Purchaser, as of the close of business on the business day immediately preceding the Closing Date, except (i) as set forth on
Schedule 4.8, (ii) for Designated Receivables and (iii) for trade payables and receivables arising in the ordinary course of business.

          4.9 INDEMNIFICATION OF DIRECTORS AND OFFICERS. Following the Closing, the Purchaser shall cause each Company Group to honor its obligations, if any, to indemnify and advance defense costs to each present and former officer or director of such Company Group pursuant to their respective by-laws (or equivalent Organizational Document) and shall not permit the Organizational Documents of any Company Group to be amended for a period of seven years in a manner which adversely affects the indemnification rights, if any, of present and former directors and officers of such Company Group, except as required by applicable law. Each of the Sellers covenants for itself and its respective successors and assigns that it shall not institute, or cause to be instituted, any action or proceeding in any court or before any administrative agency or before any tribunal against any of such present and former directors and officers, in their capacity as such, with respect to any claims, liabilities, actions or causes of action arising from actions occurring prior to the Closing, other than any such actions arising in connection with the negotiation or consummation of the transactions contemplated by this Agreement, the Additional Transfer Agreements and the Ancillary Agreements.

          4.10 NON-COMPETITION.

          (a) Prior to the second anniversary of the Closing Date, the Sellers shall not, and shall cause their Affiliates not to, directly or indirectly, own, manage, operate, or control any Person that provides temperature, humidity, pressure and gas sensors substantially similar to the products of such types currently provided by the Company Groups or the German Branches in the markets currently served by the Company Groups and the German Branches; PROVIDED that this Section 4.10 shall not prevent any of the Sellers or any of their respective Affiliates from (i) engaging in any business activity in which such Seller or Affiliate is engaged as of the date hereof; (ii) owning, solely as an investment, publicly-traded company securities so long as such Seller or Affiliate does not own or control, in the aggregate, more than 10% of any class of such securities; or (iii) acquiring or holding any interest in, or managing, operating or controlling, any Person that provides temperature, humidity, pressure and gas sensors substantially similar to the products of such types currently provided by the Company Groups or the German Branches in the markets currently served by the Company Groups and the German Branches if less than 20% of the total revenues of such Person in the 12 months prior to such acquisition, or the commencement of the management, operation or control of such Person by any such Seller or Affiliate, arose out of or

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                                       27               Stock Purchase Agreement
     were related to the provision of products and subsystems that sense temperature, humidity and pressure.

          (b) Prior to the second anniversary of the Closing Date, the Sellers shall not, and shall cause their Affiliates not to, (i) induce any employee of any member of a Company Group or any German Branch to leave such member of a Company Group or such German Branch or to accept any other employment or position, or (ii) assist any other entity in hiring any such employee.

          4.11 INSURANCE. The Sellers shall use commercially reasonable efforts to keep, or cause to be kept, all insurance policies applicable to the Business of the Company Groups and the German Branches currently in effect in full force and effect through the close of business on the Closing Date.

          4.12 KOREAN JOINT VENTURES. As promptly as practicable after the date hereof, the Purchaser shall execute and deliver written undertakings whereby it agrees to be bound, subject to the consummation of the transaction contemplated under this Agreement, by all of the terms and conditions of (a) the Joint Venture Agreement, dated as of August 11, 1999, between Spirent B.V. (f/k/a Bowthorpe - B.V.) and Partsnic Company Limited (f/k/a Daewoo Electronic Components Company Limited) and (b) the Joint Venture Agreement, dated as - of October 19, 2000, between Spirent B.V. and LG Electronics Inc., which undertakings shall in each case be in form and substance reasonably satisfactory to Partsnic Company Limited or LG Electronic Inc., as the case may be.

          4.13 GERMAN ASSETS; TAUNTON LEASE. At the Closing, (i) the Purchaser and Spirent GmbH shall execute and deliver the German Asset Purchase Agreement and the Dutch Asset Purchase Agreement and consummate the sale and purchase of the German Assets; and (ii) Spirent plc shall, and shall cause Spirent Components Limited to, execute and deliver an assignment and assumption agreement whereby Spirent plc assigns, and Spirent Components Limited assumes, the Lease, dated as of March 8, 1982 (the "TAUNTON LEASE"), between Spirent plc and Crown Estate Commissioners relating to the property located at Crown Industrial Estate (Site C), Priorswood Road, Taunton, UK, and Spirent plc and Spirent Components Limited shall consummate such assignment and assumption; and the Purchaser shall execute and deliver a guarantee of the lessee's obligations under the Taunton Lease or provide such other assurances as Crown Estate Commissioners may reasonably require for the complete and unconditional release of Spirent plc and Spirent Components Limited from all obligations in connection with the Taunton Lease.

          4.14 LOCAL PURCHASE AGREEMENTS. If reasonably requested by the Sellers or the Purchaser, the Purchaser and the Sellers shall enter into a separate, additional stock purchase agreement (each, a "LOCAL PURCHASE AGREEMENT") with respect to the sale and

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                                       28               Stock Purchase Agreement
purchase of the Shares of any Company organized in a non-U.S. jurisdiction, PROVIDED that no such agreement shall contain any (i) representations and warranties, covenants or conditions that are not also contained, in substantially similar form, in this Agreement or (ii) provisions inconsistent with the provisions of this Agreement.

          4.15 BANK ACCOUNTS. The Sellers shall, to the extent reasonably practicable on or prior to the Closing Date, cause the Companies or their Subsidiaries to withdraw and distribute to the Sellers, or apply to the payment of indebtedness of such Companies or their Subsidiaries, by way of dividend or otherwise, all cash in the bank accounts listed on Schedule 2.17.

          4.16 CHANGE OF NAME; DISCONTINUANCE OF USE OF "SPIRENT". Within fifteen days following the Closing Date, the Purchaser shall change the names of Spirent Korea Ltd., Spirent Components Limited and Spirent Sensing Inc. to eliminate the word "Spirent" from such names and shall submit to the appropriate governmental authorities or offices in complete and correct form all of the filings required to reflect such changes in name. Within thirty days following the Closing Date, the Purchaser shall cease using any stationery, signage, equipment, invoices, receipts, forms, packaging, advertising and promotional materials, product, training and service literature and materials, software or other materials using the designation "Spirent" or any other designation indicating an affiliation with any Seller or any Non-Company Affiliate.

          4.17 TRANSITIONAL SERVICES. Following the Closing Date, the Sellers shall provide to the Company Groups and the German Branches the transitional services specified in Schedule 4.17, on the terms specified in such Schedule.

          5.   EMPLOYEES AND EMPLOYEE BENEFIT PLANS.

          5.1  CONTINUATION OF BENEFITS.

          (a) Each employee of any member of the Company Group and each former employee of any member of the Company Group entitled to any compensation, benefits or other payments arising in connection with such former employee's employment with any member of any Company Group shall be referred to as a "COMPANY EMPLOYEE." The term "Company Employee" shall also be deemed to include (i) any employee of the German Branches and (ii) the Sellers' employees listed on Schedule 5.1, each of whom devotes at least a majority of his or her working time to the performance of services for any member of any Company Group or any German Branch. As of the Closing Date, the Sellers shall terminate the employment of each of the Company Employees described in the preceding sentence who remain employed by the Sellers immediately prior to the Closing Date, and the Purchaser shall offer employment to all such employees and assume all employment agreements and severance

                                                            Amended and Restated
                                       29               Stock Purchase Agreement
     liabilities in connection with such employees. Concurrently therewith, the Sellers shall assign to the Purchaser the employment agreements and severance liabilities in connection with such employees.

          (b) From and for one year after the Closing, the Purchaser will, or will cause any Company or one of its Subsidiaries or the Purchaser's Subsidiaries, as applicable, to continue to provide each Company Employee with a salary or wage level and bonus opportunity, to the extent applicable, at least equal to that in effect on the Closing Date and with employee benefits and other terms and conditions of employment that are, in the aggregate, comparable to the benefits and terms and conditions provided to each such Company Employee by the Sellers, any Company or any of its Subsidiaries, as applicable, on the Closing with length of service with such Company or Subsidiary, up to the Closing Date, to be recognized by the Purchaser for all purposes, including, without limitation, for the purposes of the Purchaser's benefit plans (other than accrual of benefits). From and after the Closing, the Purchaser shall, or shall cause any Company or one of its Subsidiaries or one of the Purchaser's Subsidiaries, as applicable, to honor, pay, perform, and satisfy any and all liabilities, obligations and responsibilities to or in respect of each Company Employee arising under the terms of or in connection with any Plan, employment agreement and collective bargaining agreement maintained by any member of the Company Groups or otherwise assigned to the Purchaser as in effect immediately prior to the Closing. Nothing in this Section 5.1 shall preclude the Purchaser from, at any time following the Closing, terminating the employment of any Company Employee; PROVIDED that if such termination occurs prior to one year following the Closing Date and such termination is not for cause, any such terminated Company Employee receives severance and other termination benefits upon or in connection with such termination in an amount which is at least equal to the severance and other termination benefits which would have been provided to such Company Employee if his or her employment had been terminated for the same reason immediately prior to the Closing, all of which benefits are described on Schedules 2.10(a) and 2.10(b).

          5.2 401(k) PLAN. As soon as practicable after the Closing Date, Company Employees who were participants in the 401(k) Retirement and Profit Sharing Plan for the Employees of the U.S. Affiliates of Spirent plc (the "SELLER 401(k) PLAN") and who are actively employed on the Closing Date shall commence participation in a tax-deferred savings plan maintained by the Purchaser (the "PURCHASER 401(k) PLAN"). As soon as practicable following the later of (i) the expiration of a 30-day period following the date of filing of any required notices with the IRS by both the Sellers and the Purchaser and (ii) delivery to the Sellers of a favorable determination letter from the IRS regarding the qualified status of the Purchaser 401(k) Plan, the Sellers shall cause the transfer from the Seller 401(k) Plan to the Purchaser 401(k) Plan of the value of the full account balances

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                                       30               Stock Purchase Agreement
of such employees in cash on the date of transfer (which account balances will have been credited with appropriate earnings attributable to the period from the Closing Date to the date of transfer described herein); PROVIDED that to the extent that any loan had been extended to any such Company Employee participants under the Seller 401(k) Plan prior to the Closing Date, such loans and any promissory notes or other documents evidencing such loans shall be transferred to the Purchaser 401(k) Plan and shall be valued based on the outstanding principal and interest due thereunder. The Sellers and the Purchaser shall cooperate to the extent necessary and reasonable to facilitate such transfer and loan payments. From and after such transfer from the Seller 401(k) Plan to Purchaser 401(k) Plan in accordance with the provisions of this Section 5.2, the Purchaser 401(k) Plan shall be solely responsible for the provision of all benefits to the Company Employees previously provided under the Seller 401(k) Plan. Prior to the plan-to-plan transfer, the Sellers shall make all matching contributions with respect to such employees that are required to be made on account of any period prior to the Closing Date.

          5.3 UK PENSION SCHEMES. The Sellers and the Purchaser agree to comply with the agreements relating to the transfer of United Kingdom employee benefits plans set forth on Exhibit E hereto.

          5.4 SELLER RETAINED LIABILITIES. The Sellers shall retain all liabilities related to equity based awards granted to employees of the Company Groups under any of the Sellers' equity based compensation plans.

          6.   CONDITIONS PRECEDENT.

          6.1 GENERAL. The respective obligations set forth herein of the Sellers and the Purchaser to consummate the sale and purchase of the Shares and the Designated Receivables at the Closing shall be subject to the fulfillment, on or before the Closing Date, in the case of the Sellers, of the conditions set forth in Sections 6.2 and 6.3, and in the case of the Purchaser, of the conditions set forth in Sections 6.2 and 6.4.

          6.2  CONDITIONS TO OBLIGATIONS OF BOTH PARTIES.

          6.2.1 HSR ACT, ETC. To the extent notifications or applications are required to be filed under the HSR Act, the waiting period under the HSR Act shall have been terminated or expired. The notifications or applications that are required to be filed prior to the Closing under the antitrust, competition or comparable laws of any non-U.S. jurisdiction and that are listed on Schedule 3.2(b) shall have been filed. The consents or approvals of any governmental authority that are required to be obtained prior to the Closing under the antitrust, competition or comparable laws of any non-U.S. jurisdiction and that are listed and marked with an asterisk on Schedule 3.2(b) shall have been obtained.

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                                       31               Stock Purchase Agreement

          6.2.2 CONSENTS. All governmental and third party consents listed on
Schedule 6.2.2 shall have been obtained.

          6.2.3 NO INJUNCTION. There shall not be in effect any injunction or other order issued by a court of competent jurisdiction, U.S. or non-U.S., restraining or prohibiting the consummation of the transactions contemplated by this Agreement.

          6.2.4 ALL SHARES PURCHASED AND SOLD. Except as provided in Section 1.4, the Purchaser shall be purchasing and the Sellers shall be selling all of the Shares and the Designated Receivables at the Closing.

          6.2.5 GERMAN ASSET SALE. The transactions contemplated by the German Asset Purchase Agreement and the Dutch Asset Purchase Agreement shall have been consummated in accordance with the terms and conditions specified therein.

          6.3  CONDITIONS TO OBLIGATIONS OF THE SELLERS.

          6.3.1 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The representations and warranties in Section 3 shall be true and correct when made and at and as of the Closing Date with the same effect as though made at and as of such time, with such exceptions as are not in the aggregate material. The Purchaser shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it at or before the Closing.

          6.3.2 OFFICER'S CERTIFICATE. The Purchaser shall have delivered to the Sellers a certificate, dated the Closing Date and signed by an authorized senior officer, as to the fulfillment of the conditions set forth in Section 6.3.1.

          6.3.3 RELEASES OF GUARANTIES AND BONDS. The relevant Sellers and Non-Company Affiliates shall have been completely and unconditionally released from any and all obligations in connection with the Guaranties and Bonds listed on Schedule 4.1.

          6.4  CONDITIONS TO OBLIGATIONS OF THE PURCHASER.

          6.4.1 REPRESENTATIONS AND WARRANTIES OF THE SELLER. The representations and warranties in Section 2 shall be true and correct when made and at and as of the Closing Date with the same effect as though made at and as of such time, ignoring for this purpose all qualifications as to knowledge, materiality or Material Adverse Effect in such representations and warranties (other than with respect to Section 2.15(y)), except for any and all failures of such representations and warranties to be correct in all respects as of the Closing Date (with all such failures considered in the aggregate) as would not have a Material Adverse Effect. Each Seller shall have duly performed and complied in

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                                       32               Stock Purchase Agreement
all material respects with all agreements contained herein required to be performed or complied with by it at or before the Closing.

          6.4.2 OFFICER'S CERTIFICATE. The Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date and signed by an authorized senior officer of each Seller, as to the fulfillment of the conditions set forth in Section 6.4.1.

          6.4.3 RESIGNATIONS. The directors and officers of the Companies or their Subsidiaries, as the case may be, who have been specified in a notice delivered by the Purchaser to Spirent plc at least ten days prior to the Closing shall have submitted their resignations from the Boards of Directors of such Companies or such Subsidiaries and as officers of such Companies or such Subsidiaries, as the case may be, effective as of the Closing Date, in each case without liability to any member of any Company Group.

          6.4.4 TAX CERTIFICATE. Spirent International shall have delivered to the Purchaser the certificate described in Treasury Regulation Section 1.1445-2(b)(2)(i) to the effect that it is not a foreign person within the meaning of Section 1445 of the Code.

          6.4.5 DISCHARGE OF CERTAIN OBLIGATIONS. All of the obligations of any member of any Company Group to satisfy overdrafts on the accounts listed in
Schedule 2.17 shall have been paid or discharged in full.

          7.   INDEMNIFICATION.

          7.1  SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

          (a) The representations and warranties made by the Sellers and the Purchaser in this Agreement shall survive the Closing and expire upon the first anniversary of the Closing Date, except that the representations and warranties made in or pursuant to Sections 2.1, 2.4, 2.5(b), 3.1 and 3.5 shall survive the Closing without limitation.

          (b) Any claim for indemnification under this Section 7 with respect to such representations and warranties must be brought in accordance with
     Section 7.2.3 prior to the expiration of the applicable representation and warranty pursuant to Section 7.1(a).

          7.2  INDEMNIFICATION.

          7.2.1 BY THE SELLERS. From and after the Closing, the Sellers, jointly and severally, agree to indemnify and hold harmless the Purchaser, each Affiliate of the Purchaser (other than the Companies and their Subsidiaries) and each director, officer and employee of the Purchaser or any of its Affiliates (collectively, the "PURCHASER INDEMNITEES") from and against any loss, liability, damage (exclusive of any

                                                           Amended and Restated
                                       33               Stock Purchase Agreement
consequential, indirect, speculative or punitive damages) or cost, including reasonable attorneys' fees and other costs and expenses (collectively, "DAMAGES"), incurred or sustained by the Purchaser Indemnitees as a result of the breach by the Sellers of any covenant set forth in this Agreement or, subject to Section 7.1, any representation or warranty set forth in this Agreement, other than any Damages relating to Taxes which shall be governed exclusively by Section 4.4, PROVIDED that there shall not be any duplicative payments or indemnities by the Sellers.

     The rights of the Purchaser Indemnitees to indemnification under this
Section 7 shall be limited as follows:

          (a) The amount of any Damages incurred or sustained by the Purchaser Indemnitees shall be reduced by the net amount of any Tax benefits actually realized by the Purchaser or any of its Affiliates by reason of such Damages in the year such Damages were incurred or sustained or any prior year or any of the succeeding five years following the year the Damages were incurred or sustained (assuming all other items of deduction of the Purchaser or such Affiliate then available to the Purchaser or such Affiliate are realized first). If any such Tax benefit is realized after the date payment is made by a Seller pursuant to Section 7.2.1, the Purchaser Indemnitees shall pay over an amount equal to such Tax benefit promptly after such Tax benefit is realized.

          (b) The amount of any Damages incurred or sustained by the Purchaser Indemnitees shall be reduced by the net amount the Purchaser Indemnitees recover (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Damages, and the Purchaser, on behalf of the Purchaser Indemnitees, shall use reasonable efforts to effect any such recovery.

          (c) The Purchaser Indemnitees shall be entitled to indemnification under this Section 7 for breaches of representations and warranties (i) with respect to any individual claim or group of related claims, only if the amount of Damages (reduced as provided in paragraphs (a), (b) and (e) of this Section 7.2.1) exceeds US$15,000 and (ii) with respect to all claims, only to the extent that the aggregate amount of Damages for such claims (reduced as provided in paragraphs (a), (b) and (e) of this Section 7.2.1) exceeds 3% of the Purchase Price (as adjusted) and then only for the amount of such excess. In no event shall the Purchaser Indemnitees be entitled to indemnification exceeding 10% of the Purchase Price (as adjusted) in the aggregate.

          (d) The Purchaser Indemnitees shall not be entitled to make a claim for indemnification under this Section 7 for any breach by any Seller of any covenant,

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                                       34               Stock Purchase Agreement
     representation or warranty set forth in this Agreement if the Purchaser had actual knowledge of such breach prior to the Closing.

          (e) The parties acknowledge that, pursuant to this Agreement, the Purchaser will acquire the respective Applicable Percentages of the total equity interests in each Company listed on Exhibit B-1 and a 90% equity interest in Thermometrics Beijing. The Sellers' obligation to indemnify the Purchaser Indemnitees for Damages incurred or sustained by them in connection with any Company listed on Exhibit B-1 or Thermometrics Beijing shall be limited to an amount equal to the product of the amount of Damages (reduced as provided in paragraphs (a) and (b) above) incurred or sustained by such entity multiplied by the Applicable Percentage in respect of such entity.

          7.2.2 BY THE PURCHASER. From and after the Closing, the Purchaser agrees to indemnify and hold harmless the Sellers, each Non-Company Affiliate and each director, officer or employee of any of the foregoing (collectively, the "SELLER INDEMNITEES") from and against any Damages incurred or sustained by the Seller Indemnitees as a result of or arising out of or under (i) the breach by the Purchaser of any covenant, representation or warranty set forth in this Agreement, (ii) the German Liabilities, (iii) the operation by the Purchaser of the Business of the German Branches or the Purchaser's ownership, operation or use of the German Assets following the Closing Date, (iv) the Taunton Lease, (v) the employment, employment agreements and severance liabilities relating to the employees of the German Branches and the employees listed on Schedule 5.1, and
(vi) any of the Guaranties and Bonds, PROVIDED that the Seller Indemnitees shall not be entitled to indemnification pursuant to the foregoing clauses (ii) - (v) in respect of any Damages to the extent the Purchaser is entitled to indemnification therefor pursuant to Section 7.2.1, and PROVIDED, FURTHER, that there shall not be any duplicative payments or indemnities by the Purchaser.

     The rights of the Seller Indemnitees to indemnification under this Section 7 shall be limited as follows:

          (a) The amount of any Damages incurred by the Seller Indemnitees shall be reduced by the net amount of the Tax benefits actually realized by the Sellers or any of their Affiliates by reason of such Damages in the year such Damages were incurred or sustained or any prior year or any of the succeeding five years following the year such Damages were incurred or sustained (assuming all other items of deduction of the Sellers or such Affiliate then available to the Purchaser or such Affiliate are realized first). If any such Tax benefit is realized after the date payment is made by the Purchaser pursuant to Section 7.2.2, the Seller Indemnitees shall pay over an amount equal to such Tax benefit promptly after such Tax benefit is realized.

                                                           Amended and Restated
                                       35               Stock Purchase Agreement

          (b) The amount of any Damages incurred by the Seller Indemnitees shall be reduced by the net amount the Seller Indemnitees recover (after deducting all attorneys' fees, expenses and other costs of recovery) from any insurer or other party liable for such Damages, and the Sellers, on behalf of the Seller Indemnitees, shall use reasonable efforts to effect any such recovery.

          (c) The Seller Indemnitees shall be entitled to indemnification under this Section 7 for breaches of representations and warranties (i) with respect to any individual claim or group of related claims, only if the amount of Damages (reduced as provided in paragraphs (a), (b) and (d) of this Section 7.2.2) exceeds US$15,000 and (ii) with respect to all claims, only to the extent that the aggregate amount of Damages for such claims (reduced as provided in paragraphs (a), (b) and (d) of this Section 7.2.2) exceeds 3% of the Purchase Price (as adjusted) and then only for the amount of such excess. In no event shall the Seller Indemnitees be entitled to indemnification exceeding 10% of the Purchase Price (as adjusted) in the aggregate.

          (d) The Seller Indemnitees shall not be entitled to make a claim for indemnification under this Section 7 for any breach by the Purchaser of any covenant, representation or warranty set forth in this Agreement if the Sellers had actual knowledge of such breach prior to the Closing.

          7.2.3 INDEMNIFICATION PROCEDURES. A party entitled to indemnification under Section 7 shall herein be referred to as an "INDEMNITEE." A party obligated to indemnify an Indemnitee under Section 7 shall herein be referred to as an "INDEMNITOR."

          (a) THIRD PARTY CLAIMS. Within ten business days after an Indemnitee receives notice of any third party claim or the commencement of any action by any third party which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall, if a claim in respect thereof is to be made against an Indemnitor under Section 7, notify such Indemnitor in writing in reasonable detail of such claim or action and include with such notice copies of all notices and documents (including court papers) served on or received by the Indemnitee from such third party. Upon receipt of such notice, the Indemnitor shall be entitled to participate in such claim or action, to assume the defense thereof with counsel reasonably satisfactory to the Indemnitee, and to settle or compromise such claim or action, PROVIDED that if the Indemnitee has elected to be represented by separate counsel pursuant to the proviso to the following sentence, such settlement or compromise shall be effected only with the consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed. After notice to the Indemnitee of the Indemnitor's election to assume the defense of such claim or action, the Indemnitor shall not be liable to the Indemnitee under
     Section 7 for any legal or

                                                           Amended and Restated
                                       36               Stock Purchase Agreement
     other expenses subsequently incurred by the Indemnitee in connection with the defense thereof other than reasonable costs of investigation, PROVIDED that the Indemnitee shall have the right to employ counsel to represent it if either (x) such claim or action involves remedies other than monetary damages and such remedies, in the Indemnitee's reasonable judgment, could have a material adverse effect on such Indemnitee or (y) the Indemnitee may have available to it one or more defenses or counterclaims which are inconsistent with one or more defenses or counterclaims which may be alleged by the Indemnitor, and in any such event the fees and expenses of such separate counsel shall be paid by the Indemnitee. If the Indemnitor does not elect to assume the defense of such claim or action within 45 days of the Indemnitee's delivery of notice of such a claim or action, the Indemnitee shall be entitled to assume the defense thereof. Unless it has been conclusively determined through a final judicial determination (or settlement tantamount thereto) that the Indemnitor is not liable to the Indemnitee under this Section 7.2.3, the Indemnitee shall act reasonably and in accordance with its good faith business judgment with respect to such defense, and shall not settle or compromise any such claim or action without the consent of the Indemnitor, which consent shall not be unreasonably withheld or delayed. The parties hereto agree to render to one another such assistance as may reasonably be requested in order to insure the proper and adequate defense of any such claim or action, including making employees available on a mutually convenient basis to provide additional information and explanation of any relevant materials or to testify at any proceedings relating to such claim or action.

          (b) OTHER CLAIMS. Within ten business days after an Indemnitee sustains any Damages not involving a third party claim or action which such Indemnitee reasonably believes may give rise to a claim for indemnification from an Indemnitor hereunder, such Indemnitee shall deliver notice of such claim to the Indemnitor, specifying with reasonable detail the basis on which indemnification is being asserted and the amount of such Damages.

          7.2.4 EXCLUSIVITY OF INDEMNIFICATION PROVISION. Except as otherwise expressly set forth in this Agreement, the indemnities provided for in this
Section 7 (including without limitation the survival periods contained in Section 7.1 and the limitations on indemnification contained in this Section 7.2) shall be the sole and exclusive remedy for monetary damages of the parties hereto after the Closing for any inaccuracy of any representation or warranty contained in this Agreement, any failure or breach of any covenant, obligation, condition or agreement contained in this Agreement or any Additional Transfer Agreement or any loss, liability, damage or cost arising or incurred in connection with or as a result of the negotiation, execution, delivery or consummation of the transactions contemplated by this Agreement and the Additional Transfer Agreements or arising out or resulting from the ownership of the Company Groups by the Purchaser. The indemnification provisions contained in this Agreement

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                                       37               Stock Purchase Agreement
shall supersede any indemnification obligations set forth in any Additional Transfer Agreement.

          7.2.5 RECOVERIES. If at any time subsequent to the receipt by an Indemnitee of an indemnity payment under this Section 7, such Indemnitee (or any Affiliate thereof) receives any recovery, settlement or other similar payment (a "RECOVERY") with respect to the Damages for which it received such indemnity payment, such Indemnitee shall promptly pay to the Indemnitor an amount equal to the amount of such Recovery, less any expense incurred by such Indemnitee (or its Affiliates) in connection with such Recovery, but in no event shall any such payment exceed the amount of such indemnity payment.

          8.   [Reserved.]

          9.   GENERAL PROVISIONS.

          9.1 MODIFICATION; WAIVER. This Agreement may be modified only by a written instrument executed by the parties hereto. Any of the terms and conditions of this Agreement may be waived in writing at any time on or prior to the Closing Date by the party or parties entitled to the benefits thereof.

          9.2 ENTIRE AGREEMENT. This Agreement, including the Schedules hereto (which are hereby incorporated by reference and made a part hereof), the Additional Transfer Agreements and the Ancillary Agreements constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all other prior agreements, understandings, documents, projections, financial data, statements, representations and warranties, oral or written, express or implied, between the parties hereto and their respective Affiliates, representatives and agents in respect of the subject matter hereof, except that none of this Agreement, the Additional Transfer Agreements or the Ancillary Agreements supersedes the Confidentiality Agreement, the terms and conditions of which the parties hereto expressly reaffirm.

          9.3 CERTAIN LIMITATIONS. It is the explicit intent and understanding of each of the parties hereto that no party nor any party's Affiliates, representatives or agents is making any representation or warranty whatsoever in connection with the transactions contemplated hereby and by the Additional Transfer Agreements, oral or written, express or implied, other than those set forth in Sections 2 and 3 of this Agreement and neither the Sellers, on the one hand, nor the Purchaser, on the other hand, are relying on any other statement, representation or warranty, oral or written, express or implied, made by the other parties or such other parties' Affiliates, representatives or agents, including, without limitation, any such statement, representation or warranty contained in any offering memorandum or any information, document or material made available to the Purchaser or its Affiliates, representatives or agents in certain "data rooms", management

                                                           Amended and Restated
                                       38               Stock Purchase Agreement
presentations or any other form in expectation of the transactions contemplated by this Agreement and the Additional Transfer Agreements, except for the representations and warranties set forth in such Sections 2 and 3. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE PARTIES EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION. The parties agree that this is an arm's length transaction in which the parties' undertakings and obligations are limited to the performance of their obligations under this Agreement, the Additional Transfer Agreements and the Ancillary Agreements. The Purchaser acknowledges that it is a sophisticated investor, that it has undertaken a full investigation of the Business of the Company Groups and the German Branches, and that it has only a contractual relationship with the Sellers, based solely on the terms of this Agreement, and that there is no special relationship of trust or reliance between any of them and any Seller.

          9.4  TERMINATION.

          (a) This Agreement may be terminated: (i) at any time prior to the Closing Date by mutual consent of the Purchaser and Spirent plc, or (ii) by the Purchaser or Spirent plc, if the Closing shall not have taken place on or before the date that is 120 days following the date hereof, or such later date as the parties may have agreed to in writing, PROVIDED that the non-occurrence of the Closing is not attributable to a breach of the terms hereof by the party seeking termination, or (iii) by either the Purchaser or Spirent plc by written notice to the other party if any event, fact or condition shall occur or exist that shall have made it impossible to satisfy a condition precedent to the terminating party's obligations (including any Seller's obligations, if Spirent plc is the terminating party) to consummate the transactions contemplated by this Agreement, and such event, fact or condition shall not have been cured within thirty days after the non-terminating party is made aware of such event, fact or condition, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party to perform or comply with any of the agreements or covenants hereof to be performed or complied with by such party prior to the Closing.

          (b) In the event of termination by Spirent plc or the Purchaser pursuant to this Section 9.4, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If the transactions contemplated by this Agreement are terminated as provided herein:

               (i) the Purchaser shall return to the Sellers all documents and other materials received from the Sellers and their respective Affiliates and agents relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, and all copies of such documents and other materials; and the Purchaser shall return to the Sellers or destroy all

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                                       39               Stock Purchase Agreement
          materials developed by the Purchaser or any of its Affiliates or agents from any such documents or other materials; and

               (ii) all confidential information received by the Purchaser with respect to the Sellers and their respective Affiliates shall be treated in accordance with the terms of the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement.

          (c) If this Agreement is terminated as provided in this Section 9.4, this Agreement and each Additional Transfer Agreement shall immediately become null and void and of no further force or effect without any further action by any of the parties hereto or thereto, except that the Confidentiality Agreement, Section 4.7 hereof relating to publicity, and
     Section 9.5 relating to certain expenses shall survive the termination of this Agreement. Nothing in this Section 9.4 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement.

          9.5 EXPENSES. Except as expressly provided herein, whether or not the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to the preparation and performance of this Agreement and the Additional Transfer Agreements; PROVIDED that the Purchaser shall be responsible for all filing fees in connection with the filings required by the HSR Act.

          9.6 FURTHER ACTIONS. Each party shall execute and deliver such certificates and other documents and take such other actions as may reasonably be requested by the other party in order to consummate or implement the transactions contemplated hereby.

          9.7 POST-CLOSING ACCESS. In connection with any matter relating to any period prior to, or any period ending on, the Closing, the Purchaser shall, upon the request and at the expense of the Sellers, permit any Seller and its representatives full access at all reasonable times to the books, records and personnel of the Companies and their Subsidiaries, and the Purchaser shall execute (and shall cause the Companies or their successors and their respective Subsidiaries to execute) such documents as such Seller may reasonably request to enable such Seller to file any required reports relating to the Companies or any of their Subsidiaries, to defend any litigation involving such Seller or any Non-Company Affiliate or otherwise for a valid business purpose (in each case, other than in respect of Taxes, which shall be governed by Section 4.4); provided that the Sellers and any of their representatives adhere to whatever procedures the Purchaser reasonably requests to safeguard confidential, non-public or privileged information relating to the Purchaser, its Affiliates or any member of the Company Groups or German

                                                           Amended and Restated
                                       40               Stock Purchase Agreement

Branches. The Purchaser shall not dispose of such books and records during the seven-year period beginning with the Closing Date without the Sellers' consent, which shall not be unreasonably withheld. Following the expiration of such seven-year period, the Purchaser may dispose of such books and records at any time upon giving 60 days' prior written notice to the Sellers, unless a Seller agrees to take possession of such books and records within 60 days from the date of delivery of such notice at no expense to the Purchaser.

          9.8 NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given or made as follows: (a) if sent by registered or certified mail in the United States return receipt requested, upon receipt; (b) if sent by reputable overnight air courier (such as DHL or Federal Express), two business days after mailing; (c) if sent by facsimile transmission, with a copy mailed on the same day in the manner provided in (a) or (b) above, when transmitted and receipt is confirmed by telephone; or (d) if otherwise actually personally delivered, when delivered and shall be delivered as follows:

               if to any of the Sellers, to such Seller:

                       c/o Spirent plc
                       Spirent House
                       Crawley Business Quarter
                       Fleming Way
                       Crawley, West Sussex RH10 2QL
                       Facsimile: 44 1293 76 7677
                       Attention: General Counsel

               with a copy to:

                       Debevoise & Plimpton
                       919 Third Avenue
                       New York, New York 10022
                       Facsimile: (212) 909-6836
                       Attention: Robert F. Quaintance, Jr.

               if to the Purchaser:

                       General Electric Company
                       41 Woodford Avenue
                       Plainville, Connecticut 06062
                       Facsimile: (860) 747-7079
                       Attention: Senior Counsel, Transactions

                                                        Amended and Restated
                                    41               Stock Purchase Agreement
               with a copy to:

                       King & Spalding
                       1185 Avenue of the Americas
                       New York, New York 10036-4003
                       Faxsimile: (212) 556-2222
                       Attention: E. William Bates, II, Esq.

or to such other address or to such other Person as any party hereto shall have last designated by notice to the other parties.

          9.9 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, PROVIDED that any assignment, by operation of law or otherwise, by any party hereto shall require the prior written consent of the other parties and any purported assignment or other transfer without such consent shall be void and unenforceable; and PROVIDED FURTHER, however, that the Purchaser may assign or transfer this Agreement in whole or in part to any of its Affiliates without such consent, PROVIDED that the Purchaser shall remain, and all such assignees and transferees shall be, jointly and severally liable for the obligations of the Purchaser under this Agreement.

          9.10 NO THIRD PARTY BENEFICIARIES. Except as provided in Sections 4.9, 5 and 7, nothing in this Agreement shall confer any rights upon any Person which is not a party or a successor or permitted assignee of a party to this Agreement.

          9.11 COUNTERPARTS. This Agreement may be executed in counterparts, each of which together shall constitute one and the same instrument.

          9.12 INTERPRETATION; DISCLOSURE SCHEDULES.

          (a) The section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision hereof.

          (b) The disclosure of any matter in any Schedule shall be deemed to be a disclosure for all purposes of this Agreement to which the relevance of such matter is reasonably apparent. Because of the different jurisdictions in which the Companies, their Subsidiaries and the German Branches are located and because of the different management teams having day-to-day responsibility for the operations of the Companies, their Subsidiaries and the German Branches, information contained in the Schedules was collected and is organized in separate sets, as indicated in the Table of Contents included in the Schedules. References in this Agreement to a particular Schedule (such as "Schedule 2.1") shall be deemed to refer collectively to all of the Schedules so designated. The fact that a

                                                           Amended and Restated
                                       42               Stock Purchase Agreement
     particular group of Companies, Subsidiaries of Companies or German Branches is referred to in a set of Schedules shall not be deemed to limit the disclosures contained in such set of Schedules to such Companies, Subsidiaries or German Branches.

          Although the Sellers have endeavored to prepare the Schedules in a consistent manner, some of the Schedules differ in format or style according to local practice in the jurisdictions where particular Companies, their Subsidiaries or German Branches are located. The disclosure of any matter in any Schedule shall expressly not be deemed to constitute an admission by the Sellers, or to otherwise imply, that any such matter is material for the purposes of this Agreement or that any other Schedule (or set of Schedules) is incomplete by virtue of the omission of such disclosure. Except for information that is required by this Agreement to be included in the Schedules, the failure of any information contained in the Schedules to be true and correct shall not constitute a breach of any representation or warranty or other provision contained in this Agreement and the Sellers shall have no liability for such failure.

          (c) In addition to the particular items set forth in the Schedules, the contents of this Agreement, each Additional Transfer Agreement and all transactions referred to herein or therein are disclosed or deemed disclosed to the Purchaser.

          9.13 GOVERNING LAW. This Agreement shall be construed, performed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

          9.14 CONSENT TO JURISDICTION, ETC.

          (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the Additional Transfer Agreements or the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto; and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                                                           Amended and Restated
                                       43               Stock Purchase Agreement

          (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, the Additional Transfer Agreements or the transactions contemplated hereby or thereby in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.8. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          9.15 TAX TREATMENT OF INDEMNITY PAYMENTS. Each Seller, on the one hand, and the Purchaser, on the other hand, agree (i) to treat any payment pursuant to Section 1.4 and any indemnity payment made pursuant to Section 4.4 or Section 7.2 as an adjustment to the Purchase Price for all Tax purposes unless otherwise required by law and (ii) to allocate the Purchase Price among the Shares of each Company, the Designated Receivables and the German Assets as set forth on Exhibit C, as the same may have been amended pursuant to Section
1.4 and modified pursuant to clause (i) of this Section 9.15, for all Tax purposes unless otherwise required by law.

          9.16 WAIVER OF PUNITIVE AND OTHER DAMAGES AND JURY TRIAL.

          (a) THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FOREGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY, LOST PROFITS, CONSEQUENTIAL OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ADDITIONAL TRANSFER AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT OR ANY ADDITIONAL TRANSFER AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE ADDITIONAL TRANSFER AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                                                            Amended and Restated
                                       44               Stock Purchase Agreement

          (c) EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND ANY ADDITIONAL TRANSFER AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.16.

          9.17 CERTAIN DEFINITIONS. The following terms used herein shall have the following meanings:

          (a) "AFFILIATE" means, with respect to any specified Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified;

          (b) "ANCILLARY AGREEMENTS" means any and all agreements, other than this Agreement and the Additional Transfer Agreements, entered into among the Sellers and the Purchaser in connection with the transactions contemplated hereby.

          (c) "APPLICABLE PERCENTAGE" means, (i) with respect to any Company listed on Exhibit B-1, the percentage amount listed opposite such Company's name on Exhibit B-1, and (ii) with respect to Thermometrics Beijing, 90%.

          (d) "BOND" means any letter of credit, surety, performance, customs or excise bond obtained prior to the Closing Date by a Seller or a Non-Company Affiliate to support or facilitate business transactions by a member of a Company Group or a German Branch, and any security furnished by a Seller, a member of a Company Group or a Non-Company Affiliate in connection therewith.

          (e) "BUSINESS" means, with respect to any Company Group, member of a Company Group or German Branch, the business or operations of such Company Group, member of a Company Group or German Branch, as currently conducted by such Company Group or member thereof or German Branch.

          (f) "BUSINESS DAY" means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

          (g) "COMPANY GROUP" means any Company and its Subsidiaries. "Company Groups" means the Companies and their Subsidiaries.

                                                            Amended and Restated
                                        45              Stock Purchase Agreement

          (h) "CONTROL" (including the correlative terms "controlling," "controlled by" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting equity interest, by contract or otherwise.

          (i) "DUTCH ASSET PURCHASE AGREEMENT" means the asset purchase agreement, in the form to be reasonably agreed upon by the Purchaser and the Sellers, entered into as of the Closing Date between Spirent GmbH and the Purchaser (or its designated Subsidiary), whereby Spirent GmbH sells, and the Purchaser (or such designated Subsidiary) purchases, certain of the German Assets on the terms and conditions specified therein.

          (j) "ENVIRONMENTAL LAW" means any law, common law, statute, rule, regulation, directive or order relating to (i) the manufacture, transport, use, treatment, recycling, storage, disposal, release or threatened release of Hazardous Substances, or (ii) the protection of human health or the environment (including, without limitation, natural resources, air, and surface or subsurface land or waters).

          (k) "GERMAN ASSET PURCHASE AGREEMENT" means the asset purchase agreement, substantially in the form of Exhibit F hereto, entered into as of the Closing Date between Spirent GmbH and the Purchaser (or its designated Subsidiary), whereby Spirent GmbH sells, and the Purchaser (or such designated Subsidiary) purchases, certain of the German Assets on the terms and conditions specified therein.

          (l) "GERMAN BRANCH" means any of the divisions of Spirent GmbH known as Thermometrics Germany, GEI Germany and Protimeter Germany.

          (m) "GERMAN LIABILITIES" means the liabilities assumed by the Purchaser (or its designated Subsidiary) pursuant to the German Asset Purchase Agreement.

          (n) "GUARANTY" means any guaranty, keepwell agreement, comfort letter or similar undertaking issued prior to the Closing Date by a Seller or a Non-Company Affiliate to support or facilitate business transactions by a member of a Company Group or a German Branch, and any security furnished by a Seller or a Non-Company Affiliate in connection therewith.

          (o)  "HAZARDOUS SUBSTANCE" means any material or substance that is:
     (i) listed, classified or regulated as a "hazardous waste," "hazardous substance," "toxic substance," pollutant or contaminant pursuant to any applicable Environmental Law, (ii) that is toxic, explosive, corrosive, flammable, infectious,

                                                            Amended and Restated
                                       46               Stock Purchase Agreement
     radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any governmental authority or (iii) any petroleum product or by-product, asbestos or polychlorinated biphenyls.

          (p) "KNOWLEDGE" means, with respect to any Seller and any member of any Company Group, the actual knowledge of any of the individuals listed on
     Schedule 9.17(p)(i), opposite the name of such member, obtained in the normal course of their respective duties as officers of a Seller or a Company; and with respect to the Purchaser, the actual knowledge of any of the individuals listed on Schedule 9.17(p)(ii);

          (q) "ORGANIZATIONAL DOCUMENTS" means any applicable certificates or articles of incorporation, association or limited partnership, memoranda of association, by-laws and other organizational documents, and any amendments or restatements thereto or thereof.

          (r) "PERSON" means an individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization or government or political subdivision thereof; and

          (s) "SUBSIDIARY" means, with respect to any Person, a corporation or other Person in which the first Person owns or controls, directly or indirectly, capital stock or other equity interests representing more than 50% of the outstanding voting stock or other equity interests.

          (t) "THIRD PARTY ACCOUNTANTS" means an internationally recognized accounting firm selected by mutual agreement by Spirent plc and the Purchaser.

          (u) "U. S. COMBINED INCOME TAXES," as such term is used in the Offer Statement, means U.S. federal income taxes and California state unitary income taxes.

                                                            Amended and Restated
                                       47               Stock Purchase Agreement

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                       SELLERS:

                                       SPIRENT PLC

                                       By
                                          ----------------------------
                                          Name:
                                          Title:

                                       SPIRENT B.V.

                                       By
                                          ----------------------------
                                          Name:
                                          Title:

                                       SPIRENT INTERNATIONAL INC.

                                       By
                                          ----------------------------
                                          Name:
                                          Title:

                                       SPIRENT GMBH

                                       By
                                          ----------------------------
                                          Name:
                                          Title:

                                                            Amended and Restated
                                                        Stock Purchase Agreement

                                        PURCHASER:

                                        GENERAL ELECTRIC COMPANY

                                       By
                                          ----------------------------
                                          Name:
                                          Title:

                                                            Amended and Restated
                                                        Stock Purchase Agreement

                               AMENDMENT NO. 1 TO
                  AMENDED AND RESTATED STOCK PURCHASE AGREEMENT

     This AMENDMENT NO. 1 TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT, dated as of November 9, 2001, by and among Spirent plc, a company formed under the laws of England and Wales, Spirent B.V., a Netherlands corporation, Spirent International Inc., a Delaware corporation, and Spirent GmbH, a German corporation (collectively, the "SELLERS"), and General Electric Company, a New York corporation (the "PURCHASER"), amends the Amended and Restated Stock Purchase Agreement, dated as of September 10, 2001 (the "PURCHASE AGREEMENT"), by and among each of the Sellers and the Purchaser.

                               W I T N E S S E T H

          WHEREAS, the Sellers and the Purchaser desire to amend certain provisions of the Purchase Agreement to be effective as of September 7, 2001;

     NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Sellers and the Purchaser do hereby agree as follows:

     Section 1. AMENDMENTS.

     1.1. NOTIFICATIONS. Section 4.5 of the Purchase Agreement is hereby amended to read in its entirety as follows:

          (a) From the date hereof to the Closing Date, the Sellers shall promptly notify the Purchaser in writing of (i) any representation or warranty made by them contained in this Agreement or any Additional Transfer Agreement becoming untrue or inaccurate in any material respect or
     (ii) the failure by any Seller, any member of the Company Groups or the German Branches to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement or any Additional Transfer Agreement prior to the Closing.

          (b) From the date hereof to the Closing Date, the Purchaser shall promptly notify the Sellers in writing of (i) any representation or warranty made by it contained in this Agreement or any Additional Transfer Agreement becoming untrue or inaccurate in any material respect or (ii) the failure by the Purchaser to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such party under this Agreement or any Additional Transfer Agreement prior to the Closing.

     1.2. INDEMNIFICATION BY THE SELLERS.

          (a) Section 7.2.1(d) of the Purchase Agreement is hereby amended to read in its entirety as follows:

          (d) The Purchaser Indemnitees shall not be entitled to make a claim for indemnification under this Section 7 for any breach by any Seller of any covenant, representation or warranty set forth in this Agreement if the Purchaser had actual knowledge of such breach, or of the facts or circumstances giving rise to such breach, prior to the date of this Agreement. The Purchaser shall be entitled to make a claim for a breach of a covenant, representation or warranty set forth in this Agreement if the Purchaser first obtained knowledge of such breach, or of the facts or circumstances giving rise to such breach, after the date of this Agreement. The covenants, representations and warranties of the Sellers contained in this Agreement will not be deemed to be waived or otherwise modified or affected by any investigation made by the Purchaser on or following the date of this Agreement.

          (b) Section 7.2.1 of the Purchase Agreement is hereby amended to add the following text after subsection (e) of Section 7.2.1:

                (f) In the event that the Purchaser believes that there is or may have been a breach of any of the representations set forth in
          Section 2.16 for which any Purchaser Indemnitee may seek indemnification hereunder ("ENVIRONMENTAL ISSUES"),

                     (i) The Purchaser shall provide to the Sellers prompt notice of any Environmental Issues upon the determination by Purchaser that such Environmental Issues are reasonably likely to exist. The Purchaser and the Sellers will participate jointly in all communications, discussions and negotiations with any environmental regulatory authority with jurisdiction over the matter that is the subject of such Environmental Issue and with any landlord or other interested party concerning such matter, and neither the Purchaser nor any Seller may conduct any such communications, discussions or negotiations without the participation or prior written consent of the other party. The Purchaser and the Sellers shall provide each other with copies of all correspondence to or from any environmental regulatory authority, landlord or other interested party concerning investigation, monitoring or remediation activities relating to any Environmental Issue as well as copies of any and all remediation action plans, closure plans or similar plans.

                     (ii) The Sellers and their consultants shall be permitted to discuss with the Purchaser and its environmental consultants (and the Purchaser shall provide the Sellers access to the Purchaser's environmental consultants with respect to) matters relating to any Environmental Issues so as to become informed concerning all maters related to such Environmental Issues and all procedures, methods, tests and approaches to be utilized in connection therewith. The Purchaser shall promptly provide to the Sellers copies of all reports prepared by Purchaser's environmental consultants regarding Environmental Issues.

                     (iii) Any investigation, monitoring and remediation of any environmental condition relating to an Environmental Issue shall be controlled by the Purchaser, PROVIDED that the Purchaser shall be solely responsible for the consequences of such activities. The Purchaser shall consult with and keep the Sellers informed regarding such investigation, monitoring and remediation activities. The Sellers shall be granted reasonable access to the site of any such environmental condition during normal business hours or at such other times as may be agreed upon by the Purchaser and the Sellers.

                     (iv) If the Purchaser and the Sellers do not agree with respect to any proposed communications, discussions or negotiations with any environmental regulatory authority, landlord or other interested party, or with respect to any proposed investigation, monitoring or remediation of any environmental condition, the Purchaser will make the final decision and will retain ultimate control regarding any such communications, discussions, negotiations, investigation, monitoring and remediation, PROVIDED THAT, where the Purchaser pursues a course of action with which the Seller does not agree, any indemnity to which the Purchaser Indemnitees may be entitled under this Section 7.2.1 in respect of such environmental condition shall not cover any portion of the Purchaser Indemnitees' Damages that exceed the Damages that the Purchaser Indemnitees would have incurred or sustained had they had followed a commercially reasonable course of action required to comply with applicable law.

     1.3. INDEMNIFICATION BY THE PURCHASER. Section 7.2.2(d) of the Purchase Agreement is hereby amended to read in its entirety as follows:

          (d) The Seller Indemnitees shall not be entitled to make a claim for indemnification under this Section 7 for any breach by the Purchaser of any covenant, representation or warranty set forth in this Agreement if the Sellers had actual knowledge of such breach, or of the facts or circumstances giving rise to such breach, prior to the date of this Agreement. The Sellers shall be entitled to make a claim for a breach of a covenant, representation or warranty set forth in this Agreement if the Sellers first obtained knowledge of such breach, or of the facts or circumstances giving rise to such breach, after the date of this Agreement. The covenants, representations and warranties of the Purchaser contained in this Agreement will not be deemed to be waived or otherwise modified or affected by any investigation made by the Sellers on or following the date of this Agreement.

     Section 2. MISCELLANEOUS

     2.1. COUNTERPARTS. This Amendment may be executed in counterparts, each of which together shall constitute one and the same instrument.

     2.2. RATIFICATION AND CONFIRMATION. Except as expressly amended hereby, the terms of the Purchase Agreement are hereby ratified and confirmed and shall remain in full force and effect.

     2.3. GOVERNING LAW. This Amendment shall be construed, performed and enforced in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such state.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment No. 1 to Amended and Restated Stock Purchase Agreement as of the date first above written.

                                       SELLERS:

                                       SPIRENT PLC

                                       By
                                          ------------------------------
                                          Name:
                                          Title:

                                       SPIRENT B.V.

                                       By
                                          ------------------------------
                                          Name:
                                          Title:

                                       SPIRENT INTERNATIONAL INC.

                                       By
                                          ------------------------------
                                          Name:
                                          Title:

                                       SPIRENT GMBH

                                       By
                                          ------------------------------
                                          Name:
                                          Title:

                                       PURCHASER:

                                       GENERAL ELECTRIC COMPANY

                                       By
                                          ------------------------------
                                          Name:
                                          Title: